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                                                                   Exhibit 10.13

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), dated for reference purposes only as of December 29, 1998 by and between OLD KENT BANK ("Bank"), with its place of business at 105 South York Street, Elmhurst, IL 60126, and LANTE CORPORATION, an Illinois corporation ("Borrower"), with its principal place of business at 161 N. Clark Street, Chicago, IL 60601.

                                   RECITALS:

     A. Bank has heretofore agreed to make financial accommodations to Borrower pursuant to the terms of two certain Business Loan Agreements, each dated as of August 8, 1997, by and between Borrower and Bank (collectively, the "Existing Loan Agreements").

     B. Borrower has requested that Bank increase the amount of the credit facility provided pursuant to the Existing Loan Agreements, and Borrower and Bank deem it to be in their best interest to amend and restate the Existing Loan Agreement, as set forth herein.

     NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

1.   DEFINITIONS AND TERMS

     1.1. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement:

     (a) "Account Debtor": any Person who is and/or may become obligated to Borrower under or on account of Accounts.

     (b)  "Accounts": the definition ascribed to this term in Section 4.1.

     (c)  "Acquisition": the definition ascribed to this term in Section 9.5.

     (d) "Advance": any loan of monies made by Bank to Borrower upon Borrower's request pursuant to Section 2.1 (a).

     (e) "Affiliate": any Person (i) in which Borrower, one or more equity interest holders owning twenty-five percent (25%) or more of the total equity interest of Borrower, any Subsidiary, and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise.

     (f) "Agreement": this Loan and Security Agreement, together with all amendments, modifications, extensions, supplements and restatements hereto or hereof.

     (g) "and/or": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.
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     (h)  "Assets": any and all real, personal and intangible property of
Borrower, including, without limitation Accounts, chattel paper, contract rights, letters of credit, instruments and documents, Equipment, General Intangibles, Inventory, Leases, Options, licenses, and Real Property, whether now existing or hereafter acquired or arising.

     (i)  "Bank": Old Kent Bank and its successors and assigns.

     (j) "Borrower": Lante Corporation, an Illinois corporation and its permitted successors and assigns.

     (k) "Borrower's Liabilities": all obligations and liabilities of Borrower to Bank under the terms of this Agreement and the other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether or not now contemplated. Without limitation of the foregoing, such liability and obligations include the principal amount of Loans, interest, fees, indemnities or expenses under this Agreement and all other Loan Documents, and all extensions, renewals and refinancing thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of Bank to lend. Borrower's Liabilities shall remain Borrower's Liabilities, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Liabilities or any interest therein.

     (l) "Borrower's Obligations": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower to or for the benefit of Bank under the terms of this Agreement and all other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether or not now contemplated. Borrower's Obligations shall remain Borrower's Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Obligations or any interest therein.

     (m) "Borrowing Base Report": the report delivered monthly in accordance with Section 9.2(c)(iii).

     (n) "Business Day": for all purposes other than as covered by clause (ii) hereof, any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois or any other day on which banking institutions located in Chicago, Illinois are authorized or required by law or other governmental action to close.

     (o) "Capital Funds": at the time of determination, an amount equal to (i) total Shareholder's Equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) of Borrower plus the Subordinated Debt and deferred interest thereon, less the sum of the total amount of intangible assets, which for purposes of this definition, shall include, without limitation, General Intangibles, prepaid expenses, security deposits, any unamortized debt, discount and expense, unamortized deferred charges and goodwill, and any officer, shareholder or employee advances and receivables all as determined in accordance with generally accepted accounting practices.

     (p) "Charges": all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Collateral, Borrower's Liabilities, Borrower's Obligations, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

     (q)  "Collateral": the definition ascribed to this term in Section 4.1.

     (r) "Debt Service Ratio": is an amount equal to: (i) earnings before interest and taxes minus dividends, income taxes and distributions to (ii) interest actually paid on all Indebtedness plus scheduled principal payments during the next twelve (12) months, excluding any balloon payment due on a revolving credit facility which Borrower reasonably expects to extend or refinance.

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     (s)  "Default Rate": interest at the rate of three percent (3%) per annum plus the Index Rate.

     (t) "Designated Person": any Person identified as a "Designated Person" on Borrower's Officer's Certificate, as amended or superseded from time to time.

     (u) "Eligible Accounts" those Accounts included in an Borrowing Base Report which, as of the date of such Borrowing Base Report and at all times thereafter: (i) satisfy the requirements for eligibility as described in Section 5.1; (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement; and (iii) Bank, in its reasonable credit judgment and in the exercise of good faith, deems to be Eligible Accounts.

     (v) "Environmental Laws": any Federal, state or local law, rule, regulation, ordinance, order, code or statute applicable to the Borrower or its property, in each case as amended (whether now existing or hereafter enacted or promulgated), controlling, governing or relating to the pollution or contamination of the air, water or land or concerning hazardous, special or toxic materials, wastes or substances, or any judicial or administrative interpretation of such laws, rules or regulations, including, without limitation, the Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), Safe Drinking Water Act (42 U.S.C. (S) 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
(S) 9601 et seq.).

     (w)  "Equipment": the definition ascribed to this term in Section 4.1.

     (x) "Equipment Leases": all leases or similar agreements pursuant to which Borrower leases Equipment.

     (y)  "Event of Default": the definition ascribed to this term in Section
10.1.

     (z) "Financials": those financial statements of Borrower, heretofore, concurrently herewith or hereafter delivered by or on behalf of Borrower to Bank, including but not limited to those financial statements and reports delivered by Borrower to Bank pursuant to Section 9.2(c).

     (aa) "General Intangibles": the definition ascribed to this term in Section 4.1.

     (bb) "Guaranty Equivalent": any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

     (cc) "Index Rate": the per annum rate of interest announced or published publicly from time to time by Old Kent Bank at its principal place of business in Chicago, Illinois as its index or equivalent rate of interest. The Index Rate is a designated rate and is not necessarily the lowest rate of interest charged by Old Kent Bank with respect to commercial loans.

     (dd) "Indebtedness": with respect to any Person, at a particular time, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise or any commitment by which such Person assures a creditor against loss,

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(ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (iii) all obligations and liabilities with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities incurred under ERISA by the Borrower or any ERISA Affiliate to a "multiemployer plan," as such terms are defined under the Employee Retirement Income Security Act of 1974, and (iv) any and all accounts payable, accruals and other items characterized as Indebtedness in accordance with generally accepted accounting principles.

     (ee) "Intellectual Property Rights": the definition ascribed to this term in Section 8.1(g).

     (ff)  "Inventory": the definition ascribed to this term in Section 4.1.

     (gg)  "Leases": the definition ascribed to this term in Section 4.1.

     (hh) "Leaseholds": all estates and interests in land and improvements created by any Lease.

     (ii) "Letter of Credit": any and all commercial or standby letters of credit issued by Bank for the account of Borrower in accordance with the terms of Section 2.1(b).

     (jj)  "Letter of Credit Fee": the fee described in Section 2.7.

     (kk)  "Letter of Credit Obligations": shall mean, at any time, the sum of
(i) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, (ii) the aggregate amount of all drawings under Letters of Credit for which Bank has not at such time been reimbursed (either by Borrower, or by a Loan made by Bank), and (iii) the aggregate amount of all payments made by Bank with respect to a Letter of Credit for which Borrower has not at such time reimbursed the Bank, whether by way of the Revolving Loans or otherwise.

     (ll) "Loan": any and all loans, advances, extensions of credit and/or other financial accommodations of any kind or nature made by Bank at any time to, for the benefit or at the request of Borrower pursuant to this Agreement and/or any of the Other Agreements.

     (mm)  "Loan Account": the definition ascribed to this term in Section 3.1.

     (nn) "Loan Availability": the sum of: (i) seventy-five percent (75%) of Eligible Accounts, plus (ii) an over formula advance equal to $500,000.

     (oo)  "Loan Documents": this Agreement and the Other Agreements.

     (pp) "Lock Box": the lock box heretofore established between Bank and Borrower, as described in Section 3.3.

     (qq) "Maturity Date": the earlier of January 1, 2001, or such earlier date as all Secured Obligations shall be due and payable by acceleration or otherwise.

     (rr) "Maximum Principal Amount": shall mean the principal portion of Borrower's Liabilities hereunder, calculated in accordance with the first sentence of Section 2.2.

     (ss)  "Monthly Report": those Reports delivered to Bank in accordance with
Section 9.2(c)(ii).

     (tt) "Note": the Revolving Promissory Note delivered by Borrower to Bank in accordance with Section 2.1(a).

     (uu)  "Operating Account": the account established pursuant to Section 3.3.

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     (vv)  "Options": the definition ascribed to this term in Section 4.1.

     (ww) "Organizational Document": the Articles of Incorporation, By-Laws or any resolutions of Borrower.

     (xx) "Other Agreements": all agreements, instruments and documents, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, applications and agreements for letters of credit, advances of credit, bankers acceptances, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank, or issued by Bank upon the application and/or other request of, and on behalf of, Borrower.

     (yy) "Paid in Full" or any similar term(s) with respect to any liability means the indefeasible satisfaction and final payment in full of such liability in cash or cash equivalents reasonably acceptable to the payee, the performance in full of all obligations (including contingent obligations), and the termination of any obligation on the part of the holder of such liability to make any loans or to afford any financial accommodation to the Borrower.

     (zz) "Parent": any Person, now or at any time or times hereafter, owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary (hereinafter defined). For purposes of this definition, "control" shall have the same meaning ascribed to this term in
Section 1.1(d).

     (aaa) "Permitted Liens": (i) the liens created in favor of Bank, whether pursuant to this Agreement or any of the Other Agreements or otherwise; (ii) liens for Charges which are not yet due and payable or which are expressly permitted pursuant to the terms hereof, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions, social security benefits, liens of landlord's, carriers, mechanics, materialmen and other liens imposed by law which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such liens shall have been duly suspended and such provision for the payment of such liens has been made on the books of Borrower as may be required by generally accepted accounting principles; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; and (v) additional liens expressly permitted from time to time in writing by Bank, (vi) liens permitted pursuant to Section 9.5, and (vii) those liens disclosed on Schedule 1.1(zz), if any.

     (bbb) "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

     (ccc)  "Records": the definition ascribed to this term in Section 4.1.

     (ddd) "Report": any financial statement, Monthly Report or Borrowing Base Report delivered to Bank in accordance with Section 9.2(c).

     (eee) "Secured Obligations": all Borrower's Liabilities and Borrower's Obligations.

     (fff) "Securities": shall have the meaning ascribed to that term in the Securities Act of 1934.

     (ggg) "Special Collateral": any Collateral which is evidenced by or consists of any chattel paper, letters of credit, instrument, certificate or document, including, without limitation, promissory notes, documents of title, securities and warehouse receipts.

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     (hhh)  "Stock": all shares, interests, participations or other equivalents
(however designated) of or in a corporation, whether voting or non-voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

     (iii) "Subordinated Debt" means all indebtedness evidenced by the Subordinated Notes.

     (jjj) "Subordinate Notes" means those certain Convertible Subordinated Note Due 2007, a true, accurate and complete schedule of which is attached hereto as Schedule 7.1.

     (kkk) "Subsidiary": any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned by Borrower and/or one or more Subsidiaries.

     (lll) "Supplemental Documentation": any and all financing statements, notices, disclosures, agreements, instruments, documents or other written matter, in each case other than any mortgage on any Leasehold, which Bank may from time to time deem necessary to maintain or create a valid and perfected security interest in the Collateral.

     (mmm) "Unmatured Default": any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

     1.2. Definitions. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Illinois. Any accounting term not expressly defined herein shall be deemed to be defined in accordance with generally accepted accounting principles.

2.   LOANS:  GENERAL TERMS

     2.1.   The Loan.

     (a) Subject to the terms and provisions hereof, Bank shall make available to Borrower Loans, in an aggregate principal amount not to exceed, at any time outstanding, the Maximum Principal Amount. Subject to the provisions hereof, the outstanding principal amount of Loans may be borrowed, repaid (without any premium or penalty) and reborrowed again, from time to time in whole or in part. The unpaid principal balance of the Loan, and all portions thereof, shall bear interest at the Index Rate. The Loan shall be further evidenced by the Note to be delivered concurrently herewith.

     (b) Subject to the terms and conditions of this Agreement during the term hereof, and to and excluding the Maturity Date, Bank shall issue Letters of Credit hereunder at the request of Borrower and for its account, in an maximum aggregate face amount of $1,000,000 and with expiry dates no later than April 30, 2001); provided that Bank shall not be obligated to issue any Letter of Credit for the account of Borrower if at the time of such requested issuance (a) the face amount of such requested Letter of Credit, when added to the aggregate outstanding principal amount of the Loans made to Borrower and all Letter of Credit Obligations of Borrower then outstanding would cause such Loans and Letter of Credit Obligations to exceed the Maximum Principal Amount; or (b) the face amount of such Letter of Credit when added to the Letter of Credit Obligations then outstanding, would exceed $1,000,000; or (c) any order, judgment or decree of any governmental authority having jurisdiction over Bank shall purport by its terms to enjoin or restrain Bank from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that Bank refrain from, the issuance of Letters of Credit in particular or shall impose upon Bank with respect to any Letter of Credit any restriction or reserve or capital requirement (for which Bank is not otherwise compensated) or any unreimbursed loss, cost or expense which was not in effect as of the date of this Agreement and which Bank in good faith deems material to it.

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     2.2.   Maximum Principal Amount.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the principal amount available to be borrowed pursuant to Section 2.1(a) outstanding at any one time during the term hereof ("Maximum Principal Amount") shall not exceed lesser of (i) $3,500,000 minus Letter of Credit Obligations or (ii) Loan Availability minus Letter of Credit Obligations.

     2.3. Termination of Loans. The Bank's obligation to make any Advance to Borrower pursuant to the provisions hereof shall be in effect until the Maturity Date, unless sooner terminated by Bank upon the occurrence of an Event of Default, an Unmatured Default, or pursuant to the terms hereof.

     2.4. Interest Rate. Unless an Event of Default has occurred and is continuing, Borrower's Liabilities shall bear interest at the Index Rate. Interest, computed on a 360-day year for the actual number of days elapsed. After the occurrence of an Event of Default and during the continuation thereof, all Loans shall bear interest at the Default Rate.

     2.5. Terms of Letters of Credit. Each Letter of Credit issued pursuant hereto shall be in a form and substance acceptable to Bank. Borrower shall execute the Bank's standard form of application and reimbursement agreement for each Letter of Credit to be issued for Borrower's account. All Letters of Credit issued hereunder shall expire no later than six months after the Maturity Date.

     2.6. Unused Facility Fee. Borrower shall pay to Bank an unused facility fee in an amount equal to .25% of the difference between $3,500,000 minus the average daily outstanding principal balance hereunder, payable semi-annually in arrears on September 30 and March 31 during the term hereof.

     2.7. Letter of Credit Fee. Borrower will pay to Bank a Letter of Credit Fee equal to 1.5% per annum of the face amount of each Letter of Credit issued pursuant to the terms hereof, payable quarterly in advance.

3.   PAYMENT TERMS

     3.1. Loan Account; Method of Making Payments. Bank shall maintain a Loan Account on its books in which shall be recorded (i) all Loans made by Bank to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all Loans and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Bank's customary accounting practices, in effect from time to time. Unless otherwise agreed to in writing from time to time hereafter, all payments which Borrower is required to make to Bank under this Agreement or under any of the Other Agreements may be made by appropriate debits to the Operating Account of Borrower established pursuant to Section 3.3. Bank may, in its reasonable discretion, elect to bill Borrower for such amounts, in which case the amount shall become due and payable in accordance with the applicable provisions of this Agreement and the Other Agreements.

     3.2. Place of Payment; Excess Liabilities. All payments to Bank hereunder and under the Other Agreements shall be payable at Bank's place of business specified at the beginning of this Agreement or at such other place or places as Bank may designate in writing to Borrower. All of such payments to Persons other than Bank shall be payable at such place or places as Bank may designate in writing to Borrower. Borrower's Liabilities will be payable as set forth in the Note, this Agreement, and the Other Agreements. If at any time the outstanding principal balance of all Loans exceeds the Maximum Principal Amount, Borrower shall immediately pay to Bank such amount as is necessary to eliminate such excess.

     3.3. Lock Box and Operating Account. Borrower has established a Lock Box with Bank pursuant to Bank's customary lock box documentation. Borrower shall maintain its primary depository and operating accounts (the "Operating Account") with Bank. All payments received by Bank and deposited into the Lock Box at any time when no Event of Default has occurred and remains uncured shall be transferred by Bank to the Operating Account.

     3.4. Interest Payments; Payment on Maturity and Prepayment. Borrower shall pay accrued but unpaid interest monthly in arrears on the first day of each month during the term hereof, commencing on February 1, 1999 and

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on the first day of each month thereafter. On the Maturity Date, whether by acceleration or otherwise, Borrower shall pay to Bank, in full, in cash or other immediately available funds, the outstanding amount of all Secured Obligations. The Secured Obligations may be prepaid in whole or in part at any time without premium or penalty.

     3.5.   Application of Payments and Collections.

     (a) All Advances by Bank to Borrower under this Agreement shall constitute one loan and all indebtedness and obligations of Borrower to Bank under this Agreement and the Other Agreements shall constitute one general obligation secured by the Collateral.

     (b) Bank shall have the sole, exclusive and unreviewable right unilaterally (and without notice to or the consent of any person) to allocate any and all payments which may be received by or tendered to Bank made by the Borrower or any other Person at any time or from time to time and which relate in any way to the Loans or any other Secured Obligations then due and payable in any order of priority as Bank in its sole and exclusive discretion shall elect, as follows: (i) to the payment of any costs and expenses reasonably incurred by Bank to enforce any rights under this Agreement or under the Other Agreements or to preserve or protect the Collateral; (ii) to accrued but unpaid interest, penalties and late payment fees; and (iii) to principal. Borrower (y) irrevocably waives the right to direct the application of payments and collections received by Bank from or on behalf of Borrower, and (z) agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loan or any other Secured Obligations then due and payable in such manner as Bank may deem appropriate, notwithstanding any entry by Bank upon any of its books and records.

     (c) To the extent that Bank receives any payment on account of the Secured Obligations, or any proceeds of Collateral are applied on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of the Secured Obligations.

     3.6. Monthly Statements. All Advances to Borrower and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Bank in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Bank shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Bank's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Bank by Borrower. Bank shall render a monthly statement to Borrower setting forth the balance of the Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Bank and Bank's right to reapply payments in accordance with Section 3.5, but shall, as to statements of principal and interest then due or having been paid, absent manifest errors or omissions, be presumed correct and presumed binding upon Borrower and shall constitute an account stated unless, within one hundred and twenty (120) days after receipt of any statement from Bank, Borrower shall deliver to Bank written objection thereto, specifying the error or errors, if any, contained in such statement.

4.   COLLATERAL: GENERAL TERMS

     4.1. Grant of Security Interest. To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of Borrower's Obligations, Borrower hereby grants to Bank a security interest in and to, and hereby mortgages, conveys, transfers, assigns and pledges to Bank, all of Borrower's now existing and/or owned and hereafter arising and/or acquired:

     (a) accounts, accounts receivable, chattel paper, contract rights, letters of credit, notes, instruments and documents, which shall include, without limitation, amounts due or to become due in the future ("Accounts"), and all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower;

     (b) patents, copyrights and trademarks, and all applications for and registrations of the foregoing including, but not limited to those patents and registered trademarks identified as being owned by Borrower on Schedule 8.1(g), along with any and all divisions, renewals or reissues thereof, and variations or modifications and new applications of the technology covered thereby, all contract rights, franchise rights, trade names, art work, goodwill, beneficial interests, rights to tax refunds, claims, warranties, guarantees, claims against any supplier of any Inventory, including claims arising out of purchases of defective goods or overpayments to or undershipments by suppliers, any claims which Borrower may have against any vendor or lessor of Equipment or Inventory and all other general intangibles of any kind or nature whatsoever (the "General Intangibles");

     (c) all materials and inventories of Borrower, and finished goods, wherever located, whether in transit, held by others for Borrower's account, covered by warehouse receipts, purchase orders and contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors, customers on a consignment basis or other Persons, including, without limitation, all raw materials, work in process, finished merchandise, supplies, goods, stores, incidentals, office supplies and packaging materials ("Inventory");

     (d) all equipment, machinery, fixtures and appliances (including but not limited to furniture, office equipment, motor vehicles, aircraft, boats and vessels, trade fixtures, and non-structural additions or improvements located in or on, or attached to, and used or intended to be used in connection with or the operation of any real property or Leaseholds) and all other personal property of every kind or nature, together with all extensions, additions, improvements, substitutions and replacements to any of any of the foregoing ("Equipment");

     (e) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee;

     (f) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Collateral ("Records");

     (g) all rights of Borrower under all leases, licenses, occupancy agreements, concessions or other agreements entered into by Borrower as tenant or lessee or licensee or concessionaire thereunder, whether written or oral, whether now existing or entered into at any time hereafter, whereby Borrower is granted the right, either exclusively or in common with others, to use, possess, or occupy real estate (the "Leases");

     (h) all options, rights of first refusal, grants, contracts, agreements, or rights to purchase, lease, license, or otherwise acquire any interest in real property, whether now existing or hereafter acquired ("Options");

     (i) all accessions to any of the Collateral and all substitutions, renewals, improvements and replacements of and additions thereto;

     (j) all other property of Borrower, real and/or personal, in which Borrower heretofore, now and/or from time to time hereafter has granted or grants to Bank a security interest, assignment, lien, claim or other encumbrance; and

     (k) all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, condemnation proceeds, Accounts, General Intangibles, Inventory, Equipment, Records or otherwise).

All of the foregoing is referred to herein individually and collectively as the "Collateral." It is the intent of the parties that the Collateral shall include all property of the Borrower, real, personal or intangible, whether now existing or hereafter acquired or arising, whether specifically enumerated herein or not, and that the broadest possible interpretation should be given to the term Collateral. Borrower shall make appropriate entries upon its financial statements and Records disclosing Bank's security interest in and assignment and pledge of the Collateral.

     4.2.   Inspection of Collateral; Audit of Records.

     (a) Inspect Collateral. Bank (by any of its officers, accountants, employees and/or agents) shall have the right, at any time or times during Borrower's usual business hours, after not less than two Business Days prior notice during normal business hours (unless an Unmatured Default or Event of Default then exists, in which event no notice shall be required) to inspect the Collateral (and the premises upon which it is located) and all related Records and to verify the amount and condition of or any other matter relating to the Collateral. In addition to the foregoing rights, Bank (by any of its officers, employees or agents) shall have the right, at any time or times during Borrower's usual business hours, after at least two (2) Business Days prior notice (unless an Event of Default or Unmatured Default has occurred and is continuing in which event no prior notice shall be required) to perform field audits of Borrower's books and records, at Borrower's sole cost and expense.

     (b) Audit Records. In addition to the right to inspect set forth herein, Bank (by any of its officers, accountants, employees and/or agents) shall have the right to audit the books and Records of Borrower. All reasonable costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with such inspection, verification or audit shall constitute part of Borrower's Liabilities, payable by Borrower to Bank within five (5) days after demand therefor; provided that, Borrower shall not be liable to Bank for reimbursement of any amounts pursuant to this Section 4.2(b), (i) in an amount in excess of $1,000 per annum if no Event of Default or Unmatured Default has occurred and is continuing or (ii) in excess of $5,000 per annum if an Event of Default or Unmatured Default has occurred during such year.

     4.3. Maintain Perfection; Supplemental Documentation. Borrower shall perform all the acts requested by Bank which are reasonably necessary to maintain a valid security interest in the Collateral other than obtaining third-party consents, including but not limited to, executing and/or delivering to Bank, at any time and from time to time hereafter, any and all Supplemental Documentation that Bank may request, in form and substance reasonably acceptable to Bank, to perfect and maintain perfected Bank's security interest, lien and/or encumbrance in and/or assignment and pledge of the Collateral and to consummate the transactions contemplated in or by this Agreement and/or the Other Agreements. Borrower agrees that Bank, to the extent permitted by applicable law, may execute, on behalf and in the name of Borrower, any Supplemental Documentation covering all or any of the Collateral and file the same in each and every appropriate jurisdiction.

     4.4. Perfected Security Interest; Location of Collateral. Borrower hereby warrants and represents to and covenants with Bank that: (a) subject to the provisions of Section 9.5, Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority; and (b) the offices and/or locations where Borrower keeps the Collateral and the Records are at the locations specified on Schedule 4.4 (as amended from time to time by written notice from Borrower to Bank). Borrower has no other offices or locations and Borrower shall not remove such Records and/or the Collateral from such locations and shall not keep any such Records and/or the Collateral at any other office or location unless Borrower gives Bank at least thirty (30) days prior written notice and the locations are all within the continental United States of America; provided that Borrower shall have the right to maintain Collateral with a value not to exceed $500,000 at any one time outside of the continental United States, so long as: (i) such Collateral does not constitute Records (unless duplicate copies of such Records are maintained at Borrower's principal place of business in Chicago, Illinois and (ii) no accounts are billed from any office other than Borrower's principal place of business in Chicago, Illinois.

     4.5. Collateral in Bank's Control; Sale of Collateral. Bank, now or at any time hereafter, in its reasonable discretion, may take control of, in any manner, and may endorse Borrower's name to any of the items of payment or proceeds deposited into the Lock Box. Unless an Event of Default has occurred and is continuing, Bank shall deposit all proceeds deposited with Bank pursuant to the Lock Box into the Operating Account. Upon the occurrence of an Event of Default and during the continuation thereof, Bank shall have the right, but not the obligation, to apply amounts deposited into the Lock Box to and on account of the Secured Obligations. Regardless of the adequacy of any Collateral, any deposits or other sums at any time credited by or payable or due from Bank or any bailee of Bank to Borrower, or any monies, cash, cash equivalents, certificates of deposit, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose may at any time be reduced to cash and applied by Bank to, or setoff by Bank against, the Secured Obligations which are then currently due hereunder.

     4.6. Payment of Claims. Bank, in its reasonable discretion, without waiving or releasing any of the Secured Obligations or any Event of Default, may, but shall be under no obligation to, (i) upon the occurrence of an Event of Default and during the continuation thereof, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral and (ii) at all times during the term hereof, to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral which lien is superior in priority to the lien granted to Bank. All sums paid by Bank in respect thereof and all reasonable costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Bank or for which Bank becomes obligated on account thereof shall be part of the Secured Obligations payable by Borrower to Bank on demand.

5.   COLLATERAL: ACCOUNTS

     5.1. Eligible Accounts. Upon Borrower's delivery to Bank of a Borrowing Base Report, Bank shall determine, in its reasonable discretion and in the exercise of good faith, which individual Accounts listed thereon are Eligible Accounts. In making such determination, it is acknowledged by Borrower that the following Accounts will not be deemed to be Eligible Accounts; provided that nothing contained herein shall be deemed to limit Bank's discretion to consideration of the following factors:

     (a) Accounts with a due date of thirty (30) days from the invoice date and which remain unpaid more than ninety (90) days after the invoice date;

     (b) Accounts owing by a single Account Debtor or its Affiliate (if such Affiliate is known by Borrower to be an affiliate of such Account Debtor), including a currently scheduled Account, if twenty-five percent (25%) or more of the balance owing by said Account Debtor or its Affiliate upon Accounts remains unpaid more than ninety (90) days after invoice date;

     (c) Accounts with respect to which the Account Debtor is a director, officer, employee or agent of Borrower or is a Parent, a Subsidiary or an Affiliate;

     (d) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as bill and hold or Accounts of a similar or like arrangement;

     (e) Accounts with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America or Canada (other than Quebec), or with respect to which the Account Debtor is not subject to service of process in the continental United States of America unless payment of such Account is secured by a letter of credit reasonably acceptable and assigned to Bank;

     (f) Accounts with respect to which the Account Debtor is the United States of America, any state, county, city, municipal and/or other governmental body, or any department, agency or instrumentality thereof unless Borrower assigns its right to payment of such Accounts to Bank pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S)203, 41 U.S.C. (S)15, 41 C.F.R. (S)(S)1-
30, 700 et seq.), or any similar law or regulation relating to the assignment or pledge of such Accounts;

     (g) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to Borrower unless the Account Debtor executes and delivers a "no-offset" letter in form and substance acceptable to Bank;

     (h) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to or have been affirmatively rejected as unsatisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof;

     (i) Accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower (or by any agent or custodian of Borrower) for the account of or subject to further and/or future direction from the Account Debtor thereof;

     (j)  Accounts arising from a "sale on approval" or a "sale or return";

     (k) Accounts as to which Bank, at any time or times hereafter, determines, in good faith, that the prospect of payment or performance by the Account Debtor is or will be impaired;

     (l) Accounts with respect to which the Account Debtor thereof is located in the State of New Jersey or the State of Minnesota, unless Borrower has filed, as applicable, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year, or is qualified to transact business and in good standing for the then current year, or a Business Activity Report with the Minnesota Department of Revenue for the then current year, or is otherwise exempt from such reporting requirements under the laws of such state;

     (m) Accounts with respect to which Bank's security interest is not entitled to first priority; and

     (n) Accounts owing from any Account Debtor which is insolvent or the subject of any insolvency or bankruptcy proceedings.

     5.2. Notice of Ineligibility of Accounts, Other Required Notices. Borrower, immediately upon learning thereof, shall notify Bank that an Account is no longer an Eligible Account. If, as a result of such Account having become ineligible, the amount of Borrower's Liabilities relating to Loans exceeds the maximum amount set forth in Section 2.2, Borrower shall immediately pay to Bank an amount of money equal to the monies theretofore advanced by Bank to Borrower upon such Account that is no longer an Eligible Account and Bank shall apply such payment to and on account of the Loan. From and after Bank's request, Borrower shall: (a) promptly upon Borrower's learning thereof, inform Bank, in writing, of any material delay in Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by Borrower to any Account Debtor; (b) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto; and (c) promptly upon Borrower's receipt or learning thereof, furnish to and inform Bank of all material adverse information relating to the financial condition of any Account Debtor.

     5.3. Representations and Warranties Specifically Relating to Accounts. Borrower warrants and represents to Bank on each date that it delivers to Bank a Borrowing Base Report that as of such date:

     (a) the Accounts listed therein as Eligible Accounts satisfy the requirements for eligibility set forth in Section 5.1, are genuine, are in all material respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument or item of chattel paper, are evidenced by only one executed original instrument or item of chattel paper, and, such original has been endorsed and delivered to Bank, are actually and absolutely owing to Borrower and are not contingent for any reason, and no payments have been made thereon; and

     (b) Borrower has no knowledge of any other facts or circumstances which would impair the (i) collectibility in any material respect or (ii) validity of any of the Accounts listed therein as Eligible Accounts.

     5.4. Verification of Accounts. Upon the occurrence of an Event of Default or an Unmatured Default and during the continuation thereof, Bank's nominee, together with any of Bank's officers, employees or agents shall have the right, at any time or times hereafter, in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto reasonably incurred by Bank (or for which Bank becomes obligated), including the costs of retaining Bank's nominee, shall be part of the Secured Obligations, payable by Borrower to Bank within five (5) days after demand. Upon the occurrence of an Event of Default or an Unmatured Default and during the continuation thereof, Bank shall have the right, in its reasonable discretion, without notice thereof to Borrower: (a) to notify any or all Account Debtors that the Accounts and Special Collateral have been assigned to Bank and that Bank has a security interest therein; (b) to direct such Account Debtors to make all payments due from them to Borrower upon the Accounts and Special Collateral directly to the Lock Box; (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Bank and Borrower; and (d) to take control, in any manner, of any item of payment or proceeds deposited into the Lock Box.. Bank shall use commercially reasonable efforts to notify Borrower within a reasonable period after taking any action under the provisions of this Section 5.4; provided that, failure to so notify Borrower shall not be deemed a default of Bank's obligations hereunder.

     5.5. Appointment of Bank As Attorney-In-Fact After an Event of Default. Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful agent and attorney-in-fact from and after an Event of Default and during the continuation thereof, with power, without notice to Borrower and at such time or times hereafter as Bank, in its reasonable discretion, may determine, in Borrower's or Bank's name: (a) to demand payment of the Accounts and Special Collateral; (b) to enforce payment of the Accounts and Special Collateral by legal proceedings or otherwise; (c) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts and Special Collateral; (d) to settle, adjust, compromise, extend or renew the Accounts and Special Collateral; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts and Special Collateral; (f) to sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Bank deems advisable; (g) to discharge and release the Accounts and Special Collateral; (h) to prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (i) to prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (j) to do all acts and things necessary, in Bank's reasonable discretion, to fulfill Borrower's Obligations under this Agreement; and (k) to prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral.

6.   COLLATERAL: EQUIPMENT

     6.1. Maintenance of Equipment. Borrower shall keep and maintain the Equipment reasonably determined by Borrower to be necessary for the efficient and effective conduct of its business in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property.

     6.2. Sale of Equipment. Borrower shall not sell, transfer, lease, grant a security interest in or otherwise dispose of or encumber (other than pursuant to a Permitted Lien) the Equipment or any part thereof to any Person other than Bank, without Bank's prior written consent, which may be withheld in the sole discretion of Bank; provided that (i) Borrower may sell Equipment reasonably determined by Borrower not to be necessary for the efficient and effective conduct of its business in arms-length transactions for the fair market value thereof, and (ii) Borrower can sell, transfer or otherwise dispose of (without reference to the consideration paid, if any) Equipment reasonably determined by Borrower not to be necessary for the efficient and effective conduct of its business with a fair market value of less than $100,000 in the aggregate in any year. In the event any Equipment is sold, transferred or otherwise disposed of as permitted in this Section 6.2 for consideration paid in an amount in excess of $100,000 in the aggregate in any one year, Borrower shall notify Bank of such fact and deliver all of the cash proceeds of such sale, transfer or disposition to Bank, which proceeds shall be applied to the repayment of the Secured Obligations.

7.   SUBORDINATE NOTES; AND OTHER COLLATERAL

     7.1. Representations Relating to Subordinate Notes. Borrower hereby represents and warrants to Senior Bank that: (i) attached hereto as Schedule 7.1 is a true, accurate and complete copy of all Subordinate Notes and there exists no other instrument, document or agreement evidencing or securing obligations or liabilities to the holders of the Subordinate Notes; (ii) the aggregate unpaid principal balance on all Subordinate Notes as of the date hereof is $2,595,000;
(iii) this Agreement and all other Loan Documents executed in connection therewith constitute Senior

Indebtedness (as defined in the Subordinate Notes); and (iv) payment and performance of the Subordinate Notes is expressly subordinate to the Secured Obligations.

     7.2. Covenants of Borrower relating to Subordination Notes. Borrower hereby covenants with Bank that until the Secured Obligations are Paid in Full:

     (a) Borrower shall make no payment of principal, interest or any other monies under or with respect to the Subordinate Notes, or any one of them, without in each instance, Bank's prior written consent, which consent may be withheld in Bank's sole and absolute discretion;

     (b) Borrower shall not grant a security interest, lien or pledge in any asset owned by Borrower to secure payment or performance of any liability or obligation evidenced by the Subordinate Notes; and

     (c)  Borrower shall take any action necessary to enforce the provisions of
Article 4 of the Subordinate Notes for the benefit of Bank.

     7.3. Collateral Assignment. Borrower hereby assigns to Bank as collateral to secure payment and performance of all Secured Obligations, all of Borrower's right, title and interest under Article 4 of the Subordinated Notes; provided that nothing herein shall be deemed to be an assumption by Bank of any obligation or liability of Borrower under the Subordinate Notes, all such liability and obligation being hereby expressly disclaimed. Upon the occurrence of an Event of Default, Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all persons designated by Bank) as Borrower's true and lawful agent and attorney-in-fact, with power, without notice to Borrower and at such time or times hereafter as Bank, in its reasonable discretion, may determine in Borrower's or Bank's name to take any action to enforce Borrower's rights under the Subordinate Notes, including but not limited to Borrower's rights under Article 4 thereof.

     7.4. Leases; Real Property. Borrower hereby represents and warrants that: (a) as of the date hereof, Borrower is not a party to any Lease, either as landlord or tenant, except as set forth on Schedule 7.4; (b) as of the date hereof, Borrower has not entered into any Options, either as optionor or as optionee to purchase real property; and (c) as of the date hereof, Borrower does not own and has not entered into any contract to purchase real property.

     7.5. Notice of Other Collateral. Except in connection with an Acquisition as contemplated in Section 9.5, Borrower hereby covenants and agrees to deliver to Bank notice before entering into any contract or agreement to acquire any real property or acquiring or entering into any Lease. Subject to the provisions of Section 9.5, Borrower hereby covenants and agrees to immediately grant to Bank a first security interest, lien and mortgage, in form and substance reasonably required by Bank, on any real property or Option hereafter acquired, and Lease entered into after the date hereof.

8.   GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

     8.1. General Representations and Warranties. Except as disclosed in writing to Bank concurrently herewith, Borrower warrants and represents to and covenants with Bank that:

     (a) Organization. Borrower is and at all times during the term hereof shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Borrower is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions listed on Schedule 8.1(a) (which schedule lists all jurisdictions in which Borrower has operations or owns property and which Schedule may be updated by written notice from Borrower to Bank from time to time) and in all other jurisdictions in which the failure to be so qualified could have an adverse effect on Borrower's business, operations, condition (financial or otherwise), Assets or Borrower's ability to pay or perform the Secured Obligations.

     (b) Entity Power. Borrower has and at all times during the term hereof shall have all corporate power and authority to own its property and to transact the business in which it is engaged or proposes to engage. Borrower has and at all times during the term hereof shall have all the corporate right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

     (c) Execution and Binding Effect. This Agreement and each other Loan Document to which Borrower is a party and which is executed and delivered or required to be executed and delivered on or before the date of which this representation and warranty is made, or deemed made, has been duly and validly executed and delivered by Borrower. This Agreement and each such other Loan Document constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

     (d) Violation of Organizational Documents and Agreements. Neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof, does or will at any time during the term hereof: (i) violate or conflict with any Law in any manner which could have a material adverse effect on Borrower's business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations, or (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any lien upon any property of Borrower (except for any lien in favor of Bank securing the Secured Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Borrower under or in connection with (1) the Organizational Documents of Borrower, (2) any agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or (3) any other agreement or instrument or arrangement to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except, in the case of the foregoing clause
(ii)(3), for (x) matters as to which a consent, waiver, amendment or agreement has been duly obtained and is in full force and effect, and (y) matters that, individually or in the aggregate, could not have a material adverse effect on Borrower's business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations.

     (e) Fictitious Names. Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the date of this Agreement is set forth on Schedule 8.1(e), attached hereto (which schedule may be amended by written notice from Borrower to Bank) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office except as disclosed on Schedule 8.1(g).

     (f) Title. Except as permitted pursuant to Section 9.5, Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except the Permitted Liens.

     (g) Intellectual Property. All General Intangibles of Borrower, including but not limited to trade secrets, Copyrights, Trademarks, licenses, patents, software, tool kits, modules, modifications, derivative works and other intangible, industrial or intellectual property of any type or nature which Borrower uses, owns, has applied for, is developing, is licensed to use, is franchised to use, services or which otherwise constitute a part of Borrower's business shall be referred to in this Agreement collectively as "Intellectual Property Rights". Attached hereto as Schedule 8.1(g) is a true, accurate and complete list of all registered Trademarks or service marks, all registered Copyrights and all other Intellectual Property Rights which individually (and not in the aggregate) are material to the continued conduct of Borrower's business (collectively, the "Material Intellectual Property Rights") of Borrower on the date hereof. Borrower shall deliver to Bank an updated and revised
Schedule 8.1(g) from time to time during the term hereof as Borrower acquires additional Material Intellectual Property Rights, within ten (10) Business Days after Borrower's acquisition of such Material Intellectual Property Rights. All Material Intellectual Property Rights are valid, subsisting, in good standing and uncontested. Borrower either owns exclusive, full and clear title to the Material Intellectual Property

Rights or has the legal, unencumbered right to use the Material Intellectual Property Rights it licenses. No employees or former employees of Borrower or independent contractors retained by Borrower have any claim to or title in any Intellectual Property Rights owned or used by Borrower which are material to the continued operation of Borrower's business. None of the Material Intellectual Property Rights which are or could be a subject of any Patent, Copyright, Trademark or other registration (whether in the United States or any other governmental authority) has been judged to Borrower's knowledge to be invalid or unenforceable in whole or in part. Borrower has taken all actions and effectuated all registrations necessary to protect and to maintain its exclusive title to the Material Intellectual Property Rights. Prior to utilizing any such Intellectual Property Rights in any additional jurisdictions, Borrower shall take all actions necessary to protect and/or register such Material Intellectual Property Rights so that the use of such Material Intellectual Property Rights in such jurisdiction will not jeopardize any of Borrower's ownership or other rights or registrations in such Material Intellectual Property Rights. Upon demand from Bank, Borrower shall deliver to Bank copies of all documents which establish or evidence the Material Intellectual Property Rights in any way, and/or shall schedule a brief description of all such Material Intellectual Property Rights to this Agreement either as of the effective date, or as of such subsequent date as Bank may request. Borrower owns all or possesses adequate registrations of the Material Intellectual Property Rights with governmental authorities necessary for Borrower to continue to operate its business, and there exist no "blocking patents" which could require Borrower to execute any such license in the future. Borrower did not obtain any Material Intellectual Property Rights in any illegal fashion, and has not copied any Patent applications, Copyrights, Trademarks or other intellectual property of any other party. Borrower has implemented adequate procedures to maintain the confidentiality and/or trade secret status of any Material Intellectual Property Rights which are confidential and/or a trade secret in nature. The Material Intellectual Property Rights do not infringe upon any Patents, Copyrights, Trademarks, licenses, trade secrets or franchises which any other Person or entity may own or claim. There is no claim or action pending or to Borrower's knowledge threatened concerning any Material Intellectual Property Rights. None of the Material Intellectual Property Rights contain any slanderous or defamatory material.

     (h) Adequate Licenses. Borrower possesses and at all times during the term hereof Borrower shall possess adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted prior to the date hereof and as contemplated in the foreseeable future, except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not have a material adverse effect on Borrower's business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations.

     (i) Solvency. Borrower: (i) is now and at all times during the term hereof shall be generally paying its debts as they mature; (ii) now owns, and at all times during the term hereof shall own, property which, at a fair valuation, is greater than the sum of its debt; and (iii) now has and at all times during the term hereof shall have capital sufficient to carry on its business and transactions and all business transactions in which it is about to engage.

     (j) Proceedings. There are no actions or proceedings which are pending or threatened against Borrower which might result in any material adverse change in its financial condition or adversely affect Borrower's business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay and perform the Secured Obligations.

     (k)  Intentionally Deleted.

     (l) Permits. Borrower has obtained and is and shall be at all times during the term hereof, in substantial compliance with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower.

     (m) Restrictive Agreements. Borrower is not a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, Assets, operations or condition, financial or otherwise.

     (n) Violation of Laws. Borrower is not in violation of any applicable statute, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, (including, but not limited to any Environmental Law or any regulation of the Federal Reserve Board) in any respect which might materially adversely affect its business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations.

     (o)  Tax Returns.

          (i) All tax and informational returns required to be filed by or on behalf of Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other Charges upon Borrower, or upon any of its properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of Borrower. The reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period.

          (ii) Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

          (iii) Borrower has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any governmental authority.

     (p) Indebtedness. Except for the Permitted Liens and Indebtedness permitted pursuant to Section 9.5, (i) Borrower has no Indebtedness other than Indebtedness arising in the ordinary course of its business since the dates reflected in the most recent Financials which is not Indebtedness for borrowed money; and (ii) Borrower has not guaranteed or entered into any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person.

     (q) Undisclosed Liabilities. Borrower has no liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, or otherwise, whether or not due) requiring disclosure by generally accepted accounting principals, except (i) as disclosed in the Financials heretofore delivered by Borrower to Bank; or (ii) liabilities, obligations, committals and losses incurred since the date of the most recent Financials permitted pursuant to
Section 9.5 or incurred since the date of the most recent financials in the ordinary course of business and consistent with past practices.

     (r) Affiliate Debts. Borrower has no accounts from Affiliates, except as heretofore disclosed in writing to Bank, as said information may be updated from time to time by written notice from Borrower to Bank.

     (s) Default Under Other Agreements. Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound, which default could have a material adverse effect on Borrower, Borrower's Assets, Borrower's condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations.

     (t) Insurance. Borrower maintains with financially sound and reputable insurers acceptable to Bank and not related to or affiliated with Borrower insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

     (u) Financials. The most recent Financials fairly and accurately present the Assets, liabilities and financial conditions and results of operations of Borrower and such other Persons, if any, described therein as of and for the periods ending on such dates set forth therein and have been prepared in accordance with generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

     (v) Adverse Change. There has been no material adverse change in Borrower's business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations since the date of the most recent Financials delivered by Borrower to Bank.

     (w) REG U et al. Borrower's execution and delivery of this Agreement or any of the other Loan Documents does not and will not at any time during the term hereof directly or indirectly violate or result in a violation of the Securities Exchange Act of 1934, as amended, and Regulations U, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively), and Borrower does not own or intend to purchase or carry any "margin security", as defined in such Regulations.

     (x) Subsidiaries. Except as permitted pursuant to Section 9.5, Borrower has and during the term hereof shall have no Subsidiaries.

     (y) Affiliates. Borrower has no Affiliates, except as permitted pursuant to Section 9.5, or as heretofore or hereafter disclosed in writing to Bank.

     (z) Shareholders. Schedule 8.1(z) (as said schedule may be updated by written notice from Borrower to Bank) sets forth all classes of stock of Borrower, the shareholders thereof, the number of shares owned and how the shares are held as of the date hereof. As of the date hereof, Borrower will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock and all of the outstanding shares of Borrower's capital stock will be validly issued, fully paid and nonassessable. Borrower has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock. There are no agreements between Borrower's stockholders with respect to the voting or transfer of Borrower's capital stock, except as disclosed on Schedule 8.1(2).

     (aa) Real Property. Borrower does not now own or at no time in the last five (5) years has owned, any real property. Subject to the provisions of
Section 9.5, Borrower shall give Bank no less than thirty (30) days prior written notice before Borrower acquires any real property and shall, concurrently with the acquisition thereof grant to Bank a first mortgage on such real property to secured the Secured Obligations.

     (bb) Fiscal Year End. At all times during the term hereof, Borrower's fiscal year will end December 31.

     (cc) Disclosure. Neither this Agreement nor any other Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Bank in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Borrower has disclosed to Bank in writing any fact or circumstance known to Borrower which has, or which could have an adverse effect on Borrower's business, operations, Assets, condition (financial or otherwise) or Borrower's ability to pay or perform the Secured Obligations.

     8.2. Reaffirmation of Warranties and Representation. Each request for an Advance made by Borrower pursuant to this Agreement or the Other Agreements shall constitute (i) an automatic warranty and representation by Borrower to Bank that there does not then exist an Event of Default or an Unmatured Default, and (ii) a reaffirmation as of the date of said request for Advance that each and every warranty and representation of Borrower contained in this Article 9 and other sections of this Agreement and in the Other Agreements is true and correct in all material respects, except where such representation or warranty specifically relates to an earlier date.

     8.3. Survival of Warranties and Representations. Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of Closing, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto. Unless expressly limited by the terms of this Article 9, each representation and warranty shall be deemed to be remade concurrently with each Advance hereunder.

     8.4.   Year 2000 Compliance.

     (a) The computer and management information systems of Borrower are adequate for the conduct of Borrower's business as presently conducted and as proposed to be conducted and there are no material requirements for systems integration, upgrade or replacement, and there are no facilities or software inadequacies that could reasonably be expected to have a material adverse effect on the business of Borrower.

     (b) Borrower will be Year 2000 Compliant on or before December 31, 1998 and at all times thereafter. As used in the preceding sentence, "Year 2000 Compliant" means the ability of the software and other information processing capabilities of Borrower to correctly interpret and process all data in whatever form so as to avoid errors that may otherwise occur because of the inability of software or other information processing capabilities to recognize accurately the year 2000 or subsequent dates.

     (c) Any reprogramming required to permit the proper functioning of the computer and management information systems of Borrower during and following the year 2000 will be completed by December 31, 1998 and the cost of such reprogramming is not expected to have a material adverse effect on the business of Borrower.

9.   COVENANTS AND CONTINUING AGREEMENTS.

     9.1.   Financial Covenants.  Borrower shall:

     (a) have Capital Funds greater than $3,500,000 at all times during the term hereof, and

     (b) have a Debt Service Ratio of no less than 1.75 to 1.0 measured at Borrower's fiscal year end.

     9.2. Affirmative Covenants. Borrower warrants and represents to and covenants with Bank that Borrower shall, unless Bank otherwise consents thereto in writing, do all of the following during the term hereof:

     (a) Representation and Warranties. To the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof or at the time of each Advance, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the negative covenants set forth in Section 9.3) relates to any other Person it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

     (b) Insurance. Borrower will at all times maintain or cause to be maintained on the Equipment, Inventory, real property and Borrower's other tangible assets, insurance against such risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated and in any event the following:

          (i) Property Insurance: insurance covering the Equipment, Inventory, Real Property and Borrower's other tangible assets in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" coverage policies in Illinois in an amount, subject to commercially reasonable deductibles, equal to 100% of the replacement value thereof;

          (ii) Commercial General Liability Insurance: comprehensive general public liability insurance (including coverage for elevators and escalators, if any, contractual liability, explosion, underground property, and broad form property damage endorsement, against claims for bodily injury, death or property damage occurring or caused by events occurring on, in or about any real estate leased by Borrower, and adjoining streets and sidewalks), in such minimum combined single limit amount as Bank shall reasonably require, subject to standard deductibles;

          (iii) Errors and Omissions Insurance. Comprehensive liability insurance against claims for errors or omissions by Borrower in the performance of its services, in such minimum single limit amount as Bank shall reasonably request.

          (iv) Workers' Compensation Insurance: Worker's Compensation and employer's liability insurance covering Borrower's employees in such amounts as is required by law; and

          (v) Contents Insurance: Fire and Extended Coverage Insurance (contents broad form) and Sprinkler Leakage Insurance on Borrower's tangible personal property located on the premises of Borrower, and on all improvements or betterments constructed by Borrower thereon, in amounts sufficient, subject to standard deductibles, to fully insure such tangible personal property.

     All policies of insurance on the Collateral or otherwise required hereunder shall be in form and with companies reasonably satisfactory to Bank. Borrower shall deliver to Bank the original (or certified copy) of each policy of insurance and, upon the request of Bank, evidence of payment of all premiums therefor that had become due and payable and shall deliver renewals of all such policies to Bank at least ten (10) days prior to their expiration dates. Such policies of insurance shall contain an endorsement, in form and substance reasonably acceptable to Bank, showing all losses payable to Bank or, in Bank's reasonable discretion, Borrower shall execute a separate assignment thereof, in form and substance reasonably acceptable to Bank. Bank shall be named as loss payee, mortgagee and secured party in all policies of property insurance and as an additional insured in all policies of liability insurance. Such endorsement shall provide that the insurance companies will give Bank at least thirty (30) days' prior notice before any such policy shall be materially modified or canceled and that no act or default of Borrower or any other Person (other than Bank) shall affect the right of Bank to recover under such policy in case of loss or damage. Borrower hereby directs all insurers under such policies to pay all proceeds payable thereunder directly to Bank; provided that so long as no Event of Default has occurred and is continuing, Bank shall make available to Borrower all proceeds of insurance in an amount not to exceed $250,000 per occurrence. During such times that an Event of Default has occurred and is continuing, Borrower irrevocably makes, constitutes and appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies, in each such case. If Borrower shall fail to obtain or to maintain any of the policies required by this Section 9.2(b) or to pay any premium relating thereto or to renew any such policies and to deliver evidence of such renewal to Bank no later than ten (10) days prior to the expiration of the existing policy, then Bank, without waiving or releasing any obligation or default by Borrower hereunder and without notice to Borrower, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Bank deems advisable. Borrower acknowledges that premiums paid by Bank may be greater than those which Borrower may have been able to negotiate. All sums so disbursed by Bank, including costs relating thereto, shall be payable by Borrower to Bank on demand and shall be additional Borrower's Liabilities.

     (c) Financial Reports. Borrower shall keep books of account and prepare financial statements and furnish to Bank the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles, in each case consistent with the Financials heretofore delivered by Borrower to Bank, unless Borrower's independent certified public accountants concur in any changes therein and such changes are disclosed in writing to Bank):

          (i) Annual. As soon as available, but not later than one hundred and twenty (120) days after the close of each fiscal year of Borrower:

               (A) financial statements of Borrower (including a statement of cash flow, a balance sheet and profit and loss statement with supporting footnotes) as at the end of such year and for the year then ended all in form and detail as reasonably required by Bank, reviewed or audited by a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to Bank; and

               (B) projections for the next fiscal year, in form and detail reasonably acceptable to Bank, prepared by Borrower's chief financial officer or president or chairman of the board of directions, setting forth the projected operating expenses, operating income, capital expenditures, profit and loss for the next fiscal year.

          (ii) Monthly Reports. As soon as practicable, but in any event within twenty (20) days after the close of business on the last day of each calendar month from and after the date hereof, financial statements of Borrower (including a statement of cash flow, a balance sheet and profit and loss statement) as at the end of such month, all in form and detail as reasonably required by Bank, prepared by the chief financial officer of Borrower and, if requested by Bank, an accounts payable aging report indicating the invoice dates thereof and which accounts payable remain unpaid thirty (30), sixty (60), ninety (90) and one hundred twenty (120) days from such invoice date and listing the names of all applicable creditors.

          (iii) Borrowing Base Report. Concurrently with each request for an Advance under the Loan (if requested by Bank), but in no event less often than once each month delivered on or before the 20th day of such month, a Borrowing Base Report, prepared by the chief financial officer or president of Borrower, setting forth in form and detail reasonably acceptable to Bank and on Bank's standard form, which shall include, as of the last Business Day of the preceding month (or the date of the last Borrowing Base Report) a detailed aged trial balance of all then existing Accounts, indicating the invoice dates thereof and which such Accounts remain unpaid thirty (30), sixty (60) and ninety (90) days from such invoice date and listing the names of all applicable Account Debtors.

          (iv) Other Information. Such other data and information (financial and otherwise) as Bank, from time to time, may reasonably request bearing upon or related to the Collateral, Borrower's financial condition and/or result of operations.

     (d) Records. Borrower shall keep accurate and complete Records relating to the Collateral and the operation of Borrower's business which Records shall be made available to Bank upon notice to Borrower in accordance with Section 4.2 (unless an Event of Default or an Unmatured Default has occurred and is continuing in which event no notice shall be required) for Bank's inspection, copying, verification or otherwise. Upon the request of Bank, Borrower shall furnish with respect to any Account identified on any schedule, certificate or report provided pursuant to this Agreement (i) a true and correct copy of the invoice evidencing such Account and (ii) evidence of shipment or performance. Borrower shall also deliver to Bank, upon demand, a copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Bank shall reasonably request.

     (e) Pay Debts. Borrower shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent, provided that Borrower shall not be required to pay any Indebtedness which is unsecured while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower shall have set aside on its books reserves in accordance with generally accepted accounting principles with respect thereto and title to any property of Borrower is not jeopardized.

     (f) Payment of Charges. Borrower shall pay promptly when due all of the Charges, provided that notwithstanding the foregoing, Borrower may permit or suffer the Charges to attach to Borrower's Assets and may dispute, without prior payment thereof, the Charges, on the conditions that (A) Borrower, in good faith, shall be contesting the same in an appropriate proceeding, (B) enforcement thereof against any Assets of Borrower shall be stayed and (C) appropriate reserves therefor shall have been established on the Records of Borrower in accordance with generally accepted accounting principles. In the event Borrower, at any time or times hereafter, shall fail to pay the

Charges required herein, Borrower shall so advise Bank thereof in writing; Bank may, without waiving or releasing any of Borrower's Obligations or any Event of Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     (g) Corporate Existence. Borrower shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations.

     (h) Stock Ownership. At all times during the term hereof, Mark Tebbe or a trust of which Mark Tebbe is the sole trustee, shall own no less than 51% of the issued, outstanding and voting stock of Borrower.

     (i) Compliance with Laws. Borrower shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, either individually or in the aggregate, on the business, condition (financial or otherwise) and assets, operations or prospects of Borrower.

     (j) Perform Obligations. Borrower shall duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms thereof.

     9.3. Negative Covenants. Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto, which consent Bank may or may not give in its sole discretion, concurrently or hereafter to do any of the following:

     (a)  Sale of Collateral.  Except as expressly permitted pursuant to Section
6.2 and Section 9.5, Borrower shall not sell, lease or transfer any of Borrower's Assets or the Collateral to any Person.

     (b) Encumbrances. Except as permitted pursuant to Section 9.5 and the Permitted Liens, Borrower shall not encumber, pledge, mortgage, permit, grant or suffer a lien upon any of Borrower's Assets.

     (c) Attachment. Borrower shall not permit or suffer any levy, attachment or restraint to be made affecting any of its assets or the Collateral which such levy, attachment or restraint has not been released within a reasonable period of time.

     (d) Receivers. Borrower shall not permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of Borrower's assets or any of the Collateral.

     (e) Adverse Transactions. Borrower shall not enter into any transaction not in the ordinary course of business which materially adversely affects Borrower's ability to repay Borrower's Liabilities or Indebtedness, or adversely affects the Collateral.

     (f) Transactions With Affiliates. Except as permitted pursuant to Section 9.5, Borrower shall not enter into any transactions not previously disclosed to Bank, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or any officer, director or partner of any Affiliate, except a transaction or contract which is in the ordinary course of business, is otherwise permitted by this Agreement and is upon fair and reasonable terms, consistent with prior practices, no less favorable than would be obtained in a comparable arms-length transaction with a Person not an Affiliate.

     (g) Issue Power of Attorney. Borrower shall not, except pursuant to this Agreement and the Other Agreements, issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's business.

     9.4. Required Notices. In addition to those notices required elsewhere in this Agreement, Borrower shall notify Bank promptly after obtaining knowledge of:

     (a) except as otherwise previously disclosed, any event or occurrence which Borrower has determined has caused a material loss or decline in value of the Collateral due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

     (b) the institution of any suit or administrative proceeding which, if determined adversely to Borrower, is reasonably likely to adversely affect the operations, financial condition or business of Borrower or which is reasonably likely to adversely affect Bank's security interest in the Collateral;

     (c) Borrower's becoming subject to any Charge, restriction, judgment, decree or order which materially and adversely affects it business operations, property, assets or financial condition;

     (d) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower is a party;

     (e) in the event of any material default under any material Lease or the occurrence of any event which constitutes or, with the giving of notice of the passage of time, or both, would constitute an event of default under the terms of any such Lease;

     (f) as soon as possible and in any event within five (5) days after Borrower shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of the chief financial officer of Borrower setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

     9.5. Mergers and Acquisitions. Subject only to the limitations, terms and conditions set forth in Section 9.5(a) through (e), Borrower shall have the right to (i) merge or consolidate with or acquire any Person, (ii) acquire the stock of another Person, (iii) acquire any, all, or substantially all of the assets of another Person, (iv) assume or guarantee the Indebtedness of another Person in connection with an Acquisition, and (v) acquire assets of another Person subject to a lien or capitalized lease. The transactions identified in subsections (i), (ii) and (iii) above are collectively referred to herein as an "Acquisition."

     (a) Borrower shall give Bank notice within five (5) days after the closing of: (i) any Acquisition effected by merger or consolidation with or into another Person, (ii) any Acquisition in which the consideration paid is more than $500,000, (iii) any Acquisition in which Borrower acquires assets outside of the continental United States, (iv) any Acquisition of the stock of another Person,
(v) any Acquisition pursuant to which Borrower acquires real estate, (vi) any Acquisition if Borrower assumes the Indebtedness of another Person in an amount in excess of $100,000.

     (b) In the event an Acquisition is effected by a merger or consolidation with or into another Person, Borrower shall be the surviving entity.

     (c) In the event as a consequence of an Acquisition Borrower acquires assets which are subject to a lien in favor of another lender, such lien shall be a Permitted Lien as defined herein; provided that: (i) Borrower shall take all actions which are reasonable and necessary to insure that such lien in favor of a secured party, other than Bank, does not extend to any asset of Borrower other than those acquired in such Acquisition, (ii) that Bank has and continues to have a first, perfected security interest in all of Borrower's assets, other than those acquired in the Acquisition, and (iii) to the extent permitted pursuant to the mortgage, security agreement or other document creating the lien in favor of the other secured party, Borrower shall grant or cause to be granted to Bank a subordinated lien on such Assets.

     (d) In the event Borrower assumes the Indebtedness of another Person in connection with an Acquisition, such Indebtedness shall be in the form of a capitalized lease or other term loan, shall not be a revolving credit facility of any nature, and no additional borrowings shall be made under any such credit facility, without Bank's prior written consent.

     (e) At all times, both before and after an Acquisition, Borrower shall be in compliance with the covenants set forth in Section 9.1. No Acquisition shall be permitted hereunder which creates a default of the covenants set forth in
Section 9.1.

10.   DEFAULT

     10.1. Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") under this Agreement:

     (a) if Borrower fails to pay Borrower's Liabilities, or any part thereof on the due date thereof.

     (b)  Borrower breaches the covenants set forth in Sections 9.1, 9.2 (a),
(b), (c), (g), or (h) and/or 9.3, 9.4 or 9.5.

     (c) Borrower shall default in the performance or observance of any other of Borrower's Obligations (not constituting an Event of Default under any other clause of this Section 10.1) and such default shall continue unremedied for a period of five (5) days after Bank shall have delivered written notice thereof to Borrower.

     (d) if any representation or warranty on the part of Borrower contained in this Agreement or the Other Agreements, or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made.

     (e) if the Collateral, or any portion thereof, is attached, seized, subjected to a writ of distress, warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within thirty (30) days thereafter.

     (f) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation.

     (g) if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within thirty (30) days after the entry or filing thereof.

     (h) if an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral, or any other material portion of Borrower's assets and the same is not dismissed or stayed within thirty (30) days after the application therefor.

     (i) except as expressly permitted herein, if a notice of any Charge is filed of record with respect to all or any of Borrower's assets, or if any Charge becomes a lien or encumbrance upon the Collateral or any other of Borrower's assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance;

     (j) the occurrence of an Event of Default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other Agreement.

     (k) if Borrower fails to maintain its primary banking relationship, including maintaining deposit balances, with Bank at any time during the term hereof.

     (l) if one or more judgments or decrees shall be entered against Borrower, involving, individually, or in the aggregate, a liability of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within thirty (30) days from the entry thereof.

     (m) if this Agreement or any of the Other Agreements shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all of Borrower's Liabilities or voluntary release by Bank of any Other Agreement) or Borrower or any other Person (other than Bank) shall disavow its obligations thereunder, or shall contest the validity or enforceability of any thereof.

     (n) if Bank's lien or security interest in any Collateral, the value of which exceeds $100,000 in the aggregate, shall for any reason cease to be a legal, valid, perfected or enforceable first priority lien on and security interest in such Collateral (other than by reason of the payment in full of all obligations secured thereby or voluntary release by Bank of such Collateral).

     (o) If Borrower or any ERISA affiliate (1) shall effect a complete or partial withdrawal (as defined in ERISA Sections 4203 or 4205) from a Multiemployer Plan, if such withdrawal could subject either the Borrower or any ERISA Affiliate to liability; (2) shall fail to pay when due an amount that is payable by it to the PBGC or to an Employee Benefit Plan; (3) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA
Section 515 and such proceedings shall not have been dismissed within thirty
(30) days thereafter; (4) has imposed against it any tax under Code Section 4980B(a); (5) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA Section 502(c) or 502(l);
(6) shall apply for a waiver of the minimum funding standards of the Code; or
(7) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either the Borrower or any ERISA affiliate to liability.

     (p) A default by Borrower shall occur under any agreement, document or instrument (other than this Loan Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower is a party and the effect of such default is reasonably likely to have a material adverse effect on the financial conditions or business operations of Borrower.

     (q) If Borrower is in default in the payment of any Indebtedness for borrowed money in an aggregate principal amount outstanding in excess of $50,000 under any agreement (other than the Loan Documents), or is in breach of any agreement evidencing such Indebtedness (other than any Loan Document) and the effect of such default or breach, as the case may be, is to enable the holder thereof then to accelerate the maturity of such Indebtedness, unless the same is waived or otherwise ceases to exist.

     (r) If Borrower dissolves, liquidates, or fails to maintain its corporate existence or amends its articles of incorporation or by-laws in any material respect, which, in Bank's reasonable discretion, would materially adversely impact Borrower's ability to perform its obligations hereunder or Bank's exercise of any right or remedy hereunder.

     10.2. Remedies Cumulative. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

     10.3. Acceleration. Upon the occurrence an Event of Default and the continuation thereof, without notice by Bank to or demand by Bank to Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank to Borrower, Borrower's Liabilities shall be due and payable, forthwith.

     10.4. Remedies. Upon the occurrence of an Event of Default and the continuation thereof, Bank, in its sole and absolute discretion, may:

     (a) exercise any one or more of the rights and remedies of a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor;

     (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and without charge or liability to Bank therefor seize and remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral;

     (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Bank; or

     (d)  exercise any or all rights or remedies under any of the Other
Agreements.

     10.5. Assemble Collateral. Upon the occurrence of an Event of Default and the continuation thereof, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which are reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of Borrower's Obligations, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     10.6. Notice of Sale. Any notice required to be given by Bank of a sale, lease, other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Borrower at its principal place of business specified in Section 11.16 not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

     10.7. Postponement of Sale. Upon the occurrence of an Event of Default and the continuation thereof, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and, to the extent permitted by law, any right of redemption from such sale.

     10.8. Waiver of Bond. In the event Bank seeks possession of the Collateral through replevin or other court process, Borrower hereby irrevocably waives (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

     10.9. Advances During Unmatured Default. Upon the occurrence of any event set forth in Sections 10.1(a), (b), (d), (e), (f), (g), (h), (k), (m),
(n), or (p) (q) or (r) (without, in each of the foregoing, reference to any notice or cure periods provided in such Sections, even though such event may not yet constitute an Event of Default) or (ii) any other Event of Default, Bank shall not be obligated to make any Advances, provided that, nothing contained herein shall prohibit Bank from making any Advances.

     10.10. Consent Does Not Create Custom. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

11.   CONDITIONS PRECEDENT TO DISBURSEMENT

     11.1. Necessary Actions. The obligation of Bank to make the Loans to Borrower is subject to the further condition precedent that all proceedings taken in connection with the transaction contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory in form and substance to Bank and its counsel.

     11.2. Conditions Precedent. In addition to the foregoing, prior to Bank making of any and all Loans hereunder, all of the following shall have been satisfied in a manner satisfactory to Bank:

     (a) no change in the condition or operations, financial or otherwise, of Borrower or any Affiliate, shall have occurred which change, in the reasonable credit judgment of Bank, may have a material adverse effect on Borrower or such Affiliate or on any of the Collateral;

     (b) no litigation shall be outstanding or have been instituted or threatened which Bank determines to be material against Borrower or any Affiliate or any of the Collateral;

     (c) all of the representations and warranties of Borrower set forth in this Agreement and each of the Other Agreements to which Borrower as a party shall be true and correct on the date of the contemplated Loan to the same extent as originally made on such date;

     (d) no Event of Default or Unmatured Default shall exist or be continuing; and

     (e) all UCC-1 financing statements and any other filings necessary to perfect Bank's security interest in the Collateral shall have been filed in the appropriate jurisdictions and Bank shall have received evidence, in form and substance satisfactory to Bank thereof.

     11.3. Attorneys' Fees and Expenses; Bank's Expenses. Borrower hereby agrees that it shall reimburse Bank, as part of the Secured Obligations, for any and all costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) reasonably incurred by Bank at any time, in connection with: (a) the preparation, negotiation and execution of any amendment of or modification of this Agreement or the Other Agreements; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Other Agreements, the Secured Obligations, or Borrower's affairs; (c) any attempt to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements, including, without limitation, the Account Debtors; (d) any inspection, verification, audit or appraisal of any of the Collateral to determine or verify the existence of an Unmatured Default or Event of Default; (e) any cost or expense reasonably incurred by Bank to administer the Loan hereunder or to ascertain or verify the obligations and liabilities of the parties hereto; (f) any action to protect, collect, sell, liquidate or otherwise dispose of the Collateral; and (g) performing any of the obligations relating to or payment of any Borrower's Liabilities or Borrower's Obligations hereunder in accordance with the terms hereof.

12.   MISCELLANEOUS

     12.1. Modification. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties thereunder. Borrower hereby consents to Bank's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof, including, without limitation, Bank's rights, titles, interests, remedies, powers and/or duties. Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "Act"); (ii) the Act applies to this transaction including, but not limited to, the execution of this

Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act.

     12.2. Strict Compliance. Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

     12.3. Severability. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     12.4. Successors and Assigns. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank, provided that this Agreement and no interest or right hereunder may be assigned by Borrower without prior written consent which may be withheld in Bank's sole and exclusive discretion.

     12.5. Loan Agreement Controls. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

     12.6. Termination. Except for the obligations set forth in Section 11.10 hereof and as may be expressly provided in any Other Agreement, this Agreement and all of the covenants, agreements and obligations of Borrower set forth herein and in the Other Agreements and the liens and security interests granted Bank pursuant hereto and the Other Agreements shall automatically terminate when all accrued but unpaid Secured Obligations hereunder have been paid in full and either (a) the term hereof has expired, or (b) the Loan has been reduced to zero and Bank's commitment to make additional Advances has been terminated. In addition, Bank shall promptly take, at the sole cost and expense of Borrower, such other actions, and shall execute and/or file such documents, as Borrower may reasonably request from time to time to evidence the termination of the liens granted hereunder and the payment in full of the Secured Obligations, including, without limitation, the return to Borrower of any Special Collateral or other Collateral in the Bank's possession, the filing of Uniform Commercial Code termination statements, a termination of the Lock Box Agreement, releases of the liens granted by the Other Agreements, cancellation of the Note and the execution and delivery of notices to any Account Debtor or any lessor who has received a notice of the liens granted hereunder.

     12.7. Liability Prior to Termination. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Bank in any way or respect relating to any transaction or event occurring prior to such termination or cancellation with respect to Collateral and/or any of the undertakings, agreements, covenants, warranties and representations of Borrower or Bank contained in this Agreement or the Other Agreements.

     12.8. Waiver of Notice. Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard.

     12.9. Designated Person. Until Bank is notified by Borrower to the contrary in accordance with Section 11.16, the signature upon this Agreement or upon any of the Other Agreements of any partner, manager, employee or agent of Borrower, or of any other Person designated in writing to Bank by any of the foregoing, or of a "Designated Person" constituting one of the Other Agreements shall bind Borrower and be deemed to be the duly authorized act of Borrower.

     12.10. Indemnification. Borrower, upon demand, shall defend, indemnify and hold harmless Bank, its successors, assigns, partners and affiliates and each of their respective officers, shareholders, directors, agents, employees and representatives (collectively the "Indemnitees"), from and against all liabilities and reasonable expenses (including but not limited to attorneys' fees), judgments, fines or penalties, which any Indemnitee may incur that results from any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative, including any associated appeals) in or under the laws of any Governmental Authority, whether or not such Indemnitee is a party to the same, or is threatened to become a party to the same, which arise due to: (i) the negotiation, execution, delivery or performance of any Loan Document; (ii) any violation by Borrower, or any of its Affiliates, of any Environmental Law; (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or Assets by Borrower or any of its Affiliates, including, without limitation, all on site and off-site activities, transportation and storage involving Materials of Environmental Concern; (iv) the breach of any Loan Document, and/or the occurrence of any Event of Default and (v) any third party claims relating to the conduct of the Borrower's business. Borrower's obligations under this Section shall survive the termination of the Loan Documents and the payment of the Obligations.

     12.11. Prior Agreements. Except as otherwise provided herein, this Agreement and the Other Agreements supersede in their entirety any other agreement or understanding between Bank and Borrower with respect to loans and advances made by Bank and all commitments of Bank in connection therewith.

     12.12. Knowledge. As used herein the phrase "to the best of Borrower's knowledge" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known after due inquiry, of the respective officers, directors and managers of Borrower or, if applicable, Seller.

     12.13. Notice. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

     (a)  If to Bank, at:          Old Kent Bank
                                   105 S. York Street
                                   Elmhurst, IL 60126
                                   Attn: David D. Duxbury,
                                         Senior Vice President

     (b)  If to the Borrower, at:  Lante Corporation
                                   161 N. Clark St.
                                   Chicago, Illinois 60601
                                   Attn: Mark Tebbe, President

     The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

     12.14. Section Titles, etc. The Section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Section, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein", "hereof", "hereby", "hereto", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits which are referred to herein or attached hereto are hereby incorporated by reference.

     12.15. Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the Other Agreements; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

     12.16. Plural, Singular. The singular shall be deemed to include the plural and the plural to include the singular.

     12.17. Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (a) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY BANK ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER BANK MAY DO IN THIS REGARD;
(b) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO BANK'S TAKING POSSESSION OR CONTROL OF, OR TO BANK'S REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES; AND (c) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

     12.18. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY BANK IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER HEREBY (a) IRREVOCABLY SUBMITS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (c) AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BANK OR ANY OF BANK'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BANK'S RIGHT TO BRING

ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     12.19. Amendment. This Agreement amends, consolidates and restates in their entirety the Existing Loan Agreements. The Borrower's Liabilities and Borrower's Obligations evidenced hereby represent a continuation and restatement of all liabilities and obligations of Borrower to Bank evidenced by the Existing Loan Documents. The Borrower's Liabilities and Borrower's Obligations evidenced by the Existing Loan Agreement shall be deemed to be a continuing indebtedness and nothing contained herein shall be deemed to be payment, release and satisfaction or novation of the indebtedness evidenced by the Existing Loan Agreement or a release of any collateral heretofore pledged to secure payment and performance on the indebtedness evidenced by the Existing Loan Agreement, all such collateral hereby expressly pledged to secure the payment and performance of the obligations hereunder as if fully set forth herein.

     12.20. Release of Claims. Borrower releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; (b) Bank's notification to any Account Debtor of Agent's security interests in the Accounts and Special Collateral; (c) Bank's ' directing any Account Debtor to pay any sums owing to Borrower directly to Bank; and (d) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct or gross negligence. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Existing Loan Agreement, or any other Loan Document or any amendments thereto (collectively, the "Claims"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Existing Agreement, or any other Loan Document, as amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

     12.21. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN.


     THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Amended and Restated Loan Agreement is dated for reference purposes only as of December 29, 1998.

                             BORROWER:
                             --------

                             LANTE COOPERATION


                                /s/ Mark Tebbe
                             By:________________________________________
                                Mark Tebbe, President


                             BANK:
                             ----

                             OLD KENT BANK


                                /s/ David D. Duxbury
                             By:________________________________________
                                David D. Duxbury, Senior Vice President

                                FIRST AMENDMENT
                                       TO
                          LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated for reference purposes only as of June 15, 1999 by and between Old Kent Bank, a national banking association ("Bank") and Lante Corporation ("Borrower").

                                   RECITALS:
                                   ---------

     A. Bank has made financial accommodations to Borrower evidenced by that certain Amended and Restated Loan and Security Agreement dated as of December 29, 1998 (the "Existing Loan Agreement").

     B.   Borrower intends enter into a series of transactions described below.

     C. Borrower has requested that Bank consent to such transactions and amend the Existing Loan Agreement to reflect the revised capital structure and other modifications made necessary as a result of such transactions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Incorporation of Recitals. Borrower hereby represents and warrants to Bank that the foregoing Recitals are (a) true and accurate, (b) an integral part of this Amendment, and (c) hereby incorporated into this Amendment and made a part hereof. All terms capitalized but not expressly defined herein shall, for purposes hereof, have the respective meanings set forth in the Existing Loan Agreement.

     2.   Amendment to Existing Loan Agreement.

          (a) Section 1.1(o) is hereby deleted in its entirety and the following is substituted therefor:

               (o) "Capital Funds": at the time of determination, an amount equal to (i) total Shareholder's equity (including capital stock, preferred stock, additional paid in capital and retained earnings after deducting treasury stock) of Borrower, less the sum of the total amount of intangible assets, which for purposes of this definition, shall include, without limitation, General Intangibles, prepaid expenses, security deposits, any unamortized debt, discount and expense, unamortized deferred charges and goodwill, and any officer, shareholder or employee advances and receivables all as determined in accordance with generally accepted accounting practices.

          (b) Sections 7.1, 7.2 and 7.3 are hereby deleted in their entirety. Borrower hereby represents and warrants that no later than five (5) Business Days after the date hereof, all Subordinated Notes shall be paid in full.

          (c) Schedule 8.1(z) and Schedule 8.1(2) are hereby deleted in their entirety and Schedule 8.1(z) hereto is substituted therefor.

          (d) Section 9.1(a) is hereby deleted in its entirety and the following is substituted therefor:

               (a) have Capital Funds in an amount equal to no less than $3,500,000 at all times during the term hereof prior to June 15, 1999 and have Capital Funds in an amount no less than $7,500,000 on June 30, 1999 and at all times thereafter, (Capital Funds will not be measured during the period June 15, 1999 through and including June 29, 1999); and

          (e) Section 9.2.(h) is hereby deleted in its entirety.

     3. Consent. Borrower has concurrently herewith described a series of transactions to be effected, including inter alia: (i) a distribution to its shareholders, including a distribution of cash and accounts receivable, (ii) amendment of Borrower's capital structure to authorize one class of common stock and one class of preferred stock, (iii) the sale of a portion of the preferred stock so authorized, and (iv) amendment of Borrower's articles of incorporation, by-laws, the termination of the existing shareholder's agreement and entering into a new shareholder's agreement, all as more fully described in the resolutions of Borrower's directors and shareholders attached hereto as Exhibit
A. Bank hereby consents to such transactions, and acknowledges that the entering into and performance of agreements effecting such transactions shall not be an Event of Default under any provision of the Existing Loan Agreement, including but not limited to Sections 8.1(p), 8.1(q), 8.1(r), 8.1(z), 9.1(a), 9.2(h) or
9.3(f). Within ten (10) Business Days after the date hereof, Borrower shall deliver to Bank a true, accurate and complete copy of all material documents relating to and effecting the transactions described above.

     4. Expenses. Upon demand by Bank therefor, Borrower shall reimburse Bank for all reasonable costs, fees and expenses incurred by Bank or for which Bank becomes obligated, in connection with the negotiation, preparation and conclusion of this Amendment, including without limitation, reasonable attorney's fees, costs and expenses, search fees, title insurance policy fees, costs and expenses, filing and recording fees and all taxes payable in connection with this Amendment.

     5. Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possess no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Loan Agreement or any other Loan Document or any amendments thereto (collectively, the "Claims"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Loan Agreement or any other Loan Document, as amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waive and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

     6. Amendment Supplementary. This Amendment is supplementary to the Existing Loan Agreement and the other Loan Documents, as amended by the amendments thereto. All of the provisions of the Loan Documents, including without limitation, the right to declare principal and accrued interest due for any cause specifically in the Loan Documents, shall remain in full force and effect except as herein or concurrently herewith expressly modified. The Loan Documents and all rights and powers created thereby and thereunder are in all respects ratified and confirmed. From and after the date hereof, the Existing Loan Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Existing Loan Agreement shall continue in full force and effect and the Existing Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof, the term "Loan Agreement" or "Loan and Security Agreement" and all references to amendments thereof as used in the notes and the other Loan Documents shall mean the Existing Loan Agreement as amended hereby.

     7. Jurisdictions. THIS AMENDMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY BANK IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER HEREBY (i) IRREVOCABLY SUBMITS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AMENDMENT; (ii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (iii) AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION

OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (iv) TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BANK OR ANY OF BANK'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY COURT OTHER THAN ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BANK'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     8. Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOANS.

     9. Representations. This Amendment shall be binding upon and inure to the benefit of the parties hereby and their respective successors and assigns. To induce Bank to enter into this Amendment, Borrower hereby represent and warrant to Bank that:

     (a) the execution and delivery of this Amendment, and the performance by Borrower of its obligations under this Amendment and the other Loan Documents as amended, are within each Borrower's corporate and limited liability company powers, as applicable, have been duly authorized by all necessary corporate and limited liability company action, as applicable, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provisions of law or the Articles of Incorporation, By-Laws, Articles of Organization of Operating agreement of any Borrower (as applicable) or of any other agreement binding upon Borrower;

     (b) this Amendment, and each other instrument executed by Borrower concurrently herewith, is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (c) all of the representations and warranties of Borrower made in the Loan Documents are true and correct as of the date hereof, except where such representation or warranty specifically relates to an earlier date; and

     (d) as of the date hereof no Event of Default or Unmatured Default under the Loan Documents exists.

     THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement dated for reference purposes only as of June 15, 1999.


                         BORROWER:

                         Lante Corporation


                            /s/ Mark Tebbe
                         By:________________________________________
                               President
                         Title:_____________________________________



                         BANK:

                         Old Kent Bank


                            /s/ David D. Duxbury
                         By:________________________________________
                               David D. Duxbury, Sr. V.P.
                         Title:_____________________________________

                                   EXHIBIT A



                   WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                      OF
                               LANTE CORPORATION

     The undersigned, being all of the members of the Board of Directors of Lante Corporation, an Illinois corporation (the "Company"), do hereby unanimously consent and agree to the adoption of the following recitals and resolutions pursuant to Section 8.45 of the Business Corporation Act of 1983 of the State of Illinois, in lieu of holding a special meeting of the Board of
Directors:


            Amendment to Articles of Incorporation and Recapitalization
            -----------------------------------------------------------

     WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its shareholders that the Articles of Incorporation of the Company be amended to, among other things, change the capital stock structure of the Company to authorize one class of common stock and one class of preferred stock; and

     WHEREAS, in connection therewith, the Board of Directors deem it desirable and in the best interests of the Company and its shareholders that the issued and outstanding shares of voting Class A Common Stock, $.01 par value per share of the Company (the "Class A Common"), and the non-voting Class B Common Stock, $.01 par value per share (the "Class B Common"), be converted into and exchanged for shares of the Common Stock, $0.01 par value per share (the "New Common") on a one for one basis.

     NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Company be amended to, among other things, change the capital stock structure of the Company one class of common stock and one class of preferred stock.

     FURTHER RESOLVED, that the Amendment to the Articles of Incorporation of the Company, in substantially the form attached hereto as Exhibit A (the. "Amendment"), is hereby approved.

     FURTHER RESOLVED, that President or any Vice President, together with the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute, deliver and file or cause to be filed with the Illinois Secretary of State the Amendment, in substantially the form approved herein, with such changes therein as the signing officers shall approve, the approval of which shall be conclusively evidenced by the execution, delivery and filing thereof.

      FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company, to arrange for the recording of the Amendment with the Cook County Recorder.

      FURTHER RESOLVED, that upon filing of the Amendment, each issued and outstanding share of Class A Common shall be converted into and exchanged for one share of New Common.

      FURTHER RESOLVED, that upon filing of the Amendment, each issued and outstanding share of Class B Common shall be converted into and exchanged for one share of New Common.

      FURTHER RESOLVED, that upon receipt by the Company of the certificates representing the issued and outstanding Class A Common and Class B Common from the holders thereof, the proper officers of the Company shall execute and deliver to each such holder a new certificate or certificates representing the ownership of the New Common into which the outstanding Class A Common and Class B Common have been converted, and the New Common represented by such certificate or certificates shall be deemed to be fully paid and non-assessable.

      FURTHER RESOLVED, that there shall be no change to the paid-in capital of the Company in connection with the foregoing Amendment and conversion of shares.

      FURTHER RESOLVED, that the foregoing recitals and resolutions shall be, presented to the shareholders of the Company for their approval and adoption.

                            Equity Financing
                            ----------------

     WHEREAS, the Company desires to enter into that certain Series A Convertible Preferred Stock Purchase Agreement (the "Agreement") by and among the Company and the investors named herein (the "Investors"), pursuant to which the Company will sell to the Investors, and the Investors will purchase from the Company, 3,536,069 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Convertible Preferred") for an aggregate purchase price of $25,000,000, upon the terms and conditions set forth in the Agreement; and

      WHEREAS, it is condition precedent to the consummation of the Agreement that the Company creates a new series of preferred stock, to be known as the "Series A Convertible Preferred Stock"; and

      WHEREAS, it is condition precedent to the consummation of the Agreement, that the Company enter into that certain Second Shareholders Agreement by and among the Company and the shareholders of the Company (the "Second Shareholders Agreement"); and

      WHEREAS, it is condition precedent to the consummation of the Agreement, that the Company enter into that certain Registration Agreement by and among the Company and the Investors (the "Registration Agreement"); and

     WHEREAS, the Board of Directors deem it desirable and in the best interests that the Company enter into the Agreement, the Second Shareholders Agreement and the Registration Agreement.

     NOW, THEREFORE, BE IT RESOLVED, that the Agreement, in the form attached hereto as Exhibit B, is hereby approved.

     FURTHER RESOLVED, that the creation of the "Series A Convertible Preferred Stock" on terms and conditions set forth on Exhibit C is hereby authorized and approved.

     FURTHER RESOLVED, that the Second Shareholders Agreement, in the form attached hereto as Exhibit D. is hereby approved.

     FURTHER RESOLVED, that the Registration Agreement, in the form attached hereto as Exhibit E, is hereby approved.

      FURTHER RESOLVED, that the Company is hereby authorized to enter into, execute, deliver and perform each of the Agreement, the Second Shareholders Agreement and the Registration Agreement (collectively, the "Equity Documents"), each in substantially the form approved herein.

      FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company, to enter into, execute, deliver and perform each of the Equity Documents, each in substantially the form approved herein, with such changes therein as the signing officer shall approve, the approval of which shall be conclusively evidenced by his or her execution and delivery thereof.

     FURTHER RESOLVED, that the issuance of Convertible Preferred, in the amounts and to the Investors as set forth in the Equity Documents, is hereby authorized and approved, and upon issuance, such shares shall be deemed to be fully paid and non-assessable.

     FURTHER RESOLVED, in connection with the issuance of the Convertible Preferred, the Company shall reserve for issuance at all times at least that number of shares of New Common as is necessary to convert all of the shares of Convertible Preferred that are issued and outstanding into shares of New Common according to the terms set forth in the Amended Articles of Incorporation of the Company.

                        Form of Stock Certificates
                        --------------------------

     RESOLVED, that the forms of stock certificates attached hereto as Exhibit F are hereby approved and adopted as the form of stock certificate to be used in connection with the issuance of the New Common and Convertible Preferred respectively,

                              Amendment to Bylaws
                              -------------------

     WHEREAS, the Board of Directors deems it necessary and desirable to amend and restate the Bylaws of the Company in order to affect (i) the size of the board and the method for altering the size of the board, (ii) the requirements for calling a shareholders' meeting, (iii) the ability of any director to call a meeting of the board of directors and (iv) the frequency of required board meetings.

     NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Bylaws of the Company in the form attached hereto as Exhibit G are hereby adopted and approved.


                       Establishment of Committees
                       ---------------------------

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to establish each of (i) an Executive Committee, (ii) a committee to assist with audit matters, (iii) a committee to handle compensation matters and (iv) a committee to handle the search for a Chief Executive Officer of the Company.

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby constituted an Executive Committee of the Board of Directors, consisting of three directors, which Executive Committee shall have and may exercise such powers in the management of the business and affairs of the Corporation [as the Board of Directors may from time to time delegate or assign].

     FURTHER RESOLVED, that the initial members of such Executive Committee shall be John Oltman, Mark Tebbe and James Cowie, each of whom shall serve until his respective successor is appointed by the Board.

   FURTHER RESOLVED, that two members shall constitute a quorum at a meeting for transacting business of the Executive Committee.

     FURTHER RESOLVED, that the Executive Committee shall (i) keep regular minutes of its proceedings and report same to the Board of Directors and (ii) fix its own rules of procedures.

     FURTHER RESOLVED, that the Executive Committee shall meet from time to time on call of any of its members at stated times. Notice of any meeting of the Executive Committee shall be given not less than twenty-four (24) hours before the time of the meeting by mail, telegraph, facsimile, electronic mail or telephone and no such notice need state the business proposed to be transacted at the meeting. No notice of the time or place of any meeting of the Executive Committee need be given to any member thereof who attends in person or who, in a writing, executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     FURTHER RESOLVED, that there is hereby constituted a committee to assist with audit matters (an "Audit Committee"), the functions of which shall be as follows:

     1. To recommend the independent public accountants to the Board of Directors;

     2. To review the scope of the independent public accountants' examinations;

     3. To review the compensation of the independent public accountants;

     4. To consider the results of the independent public accounts' review of internal accounting controls and suggestions for improvements;

     5. To discuss matters of concern to the independent public accounts resulting from the audit;

     6. To review changes in accounting principles in the financial statements; and

     7. To review non-auditing services performed for the corporation by the independent public accountants.

     FURTHER RESOLVED, that the initial members of such Audit Committee shall be Paul Yovovich, John Oltman and Paul Carbery each of whom shall serve until his respective successor is appointed by the Board.

     FURTHER RESOLVED, that there is hereby constituted a committee to handle compensation matters (a "Compensation Committee"), the functions of which shall be as follows:

     1. To review and make recommendations upon proposals by management as to compensation, bonuses, officers' severance arrangements and other benefits and policies respecting such matters for the officers of the corporation.

     2.   To serve as the committee to administer the 1998 Stock Option Plan.

     FURTHER RESOLVED, that the initial members of such Compensation Committee shall be John Kraft, Judith Hamilton and Paul Carbery, each of whom shall serve until his respective successor is appointed and shall have qualified.

     FURTHER RESOLVED, that there is hereby constituted a committee to assist in the search for a Chief Executive Officer of the Company (a "CEO Search Committee"), the functions of which shall be to review and make recommendations upon proposals by management as to potential CEO candidates for the corporation.

     FURTHER RESOLVED, that the initial members of such CEO Search Committee shall be John Oltman, Mark Tebbe, Judy Hamilton and James Cowie, each of whom shall serve until his or her respective successor is appointed by the Board.

                              Plan of Recapitalization
                              ------------------------

     WHEREAS, the Board of Directors has determined that It is in the best interests of the Company that the Company exchange each of its outstanding Convertible Subordinated Notes Due 2007 (the "Notes") for shares of New Common of the Company.

     FURTHER RESOLVED, that the Company is hereby authorized to enter into, execute, deliver and perform the Plan of Recapitalization in the form attached as Exhibit H, by and among the Company and each holder of the outstanding Notes, in order to effectuate the exchange of Notes for shares of New Common, in substantially the form approved herein.

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company, to enter into, execute, deliver and perform the Company's obligations under the Plan of Recapitalization, in substantially the form approved herein, with such changes therein as the signing officer shall approve, the approval of which shall be conclusively evidenced by his or her execution and delivery thereof.

     FURTHER RESOLVED, that the issuance of New Common, in the amounts and to the holders of the Notes as set forth in the Plan of Recapitalization, is hereby authorized and approved, and upon issuance, such shares shall be deemed to be fully paid and non-assessable.

             Acceleration of Vesting under Certain Option Agreements
             --------------------------------------------------------

     WHEREAS, the Board of Directors deems it to be in the best interests of the Company, in the event of a Change of Control (as such term is defined in the Shareholders Agreement), to accelerate the vesting options held by directors, advisors and certain employees.

     NOW, THEREFORE, BE IT RESOLVED, that in the event of a Change of Control (as such is defined in the Second Shareholders Agreement) of the Company, all of stock options of the Company now held by Scott Smaller, Marla Mellies, Rick Gray and any member of the Board or any member of the Company's Advisory Board, shall automatically become immediately fully vested and fully exercisable.

     FURTHER RESOLVED, that the Company is hereby authorized to enter into, execute, deliver and perform each Amendment to Nonqualified Stock Option Agreement in the form attached as Exhibit I, by and among the Company and each such option holder in substantially the form approved herein.

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company, to enter into, execute, deliver and perform the Company's obligations under each Amendment to Nonqualified Stock Option Agreement in substantially the form approved herein, with such changes therein as the signing officer shall approve, the approval of which shall be conclusively evidenced by his or her execution and delivery thereof.

       Acceleration of Vesting, under Certain Restricted Stock Agreements
       -----------------------------------------------------------------

     WHEREAS, the Board of Directors deems it to be in the best interests of the Company, in the event of a Change of Control (as such term is defined in the Second Shareholders Agreement), to accelerate the vesting of certain restricted stock held by directors and advisors.

     FURTHER RESOLVED, that the Amendment to Restricted Stock Agreement for each of Morton Meyerson, Jack Kraft, Michael Dell, Judith Hamilton, Paul Yovovich and John Oltman, which provide that in the event of a Change of Control (as such term is defined in the Shareholders Agreement) of the Company, all restricted shares of the Company held by each of the aforementioned individuals shall automatically become immediately and fully vested.

     FURTHER RESOLVED, that the Company is hereby authorized to enter into, execute, deliver and perform each Amendment to Restricted Stock Agreement in the form attached as Exhibit J, by and among the Company and each such option holder in substantially the form approved herein.

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company, to enter into, execute deliver and perform the Company's obligations under each of the Amendment to Restricted Stock Agreements in substantially the form approved herein, with such changes therein as the signing officer shall approve, the approval of which shall be conclusively evidenced by his or her execution and delivery thereof.

                   Distribution of Funds for Tax Liabilities
                   -----------------------------------------

     WHEREAS, the Company is currently treated as an Subchapter S corporation under the Code; and

     WHEREAS, the Company has resolved to distribute sufficient funds to all shareholders to pay the shareholders' resulting tax liabilities as a result of the Company's Subchapter S corporation status.

     NOW, THEREFORE, BE IT RESOLVED, that the Company pay up to $400,000 in dividends to its shareholders of record as June 17, 1999 in order to pay their resulting tax liability as a result of the Company's prior performance and the Company's Subchapter S Corporation status.

     FURTHER RESOLVED, that the appropriate persons are authorized and directed to take such actions as may be necessary or appropriate to implement such distribution.

                           Noncompete Agreement with Mark Tebbe
                           ------------------------------------

     WHEREAS, it is condition precedent to the consummation of the Agreement, that the Company enter into that certain Confidentiality and Noncompete Agreement by and among the Company and Mark Tebbe (the "Tebbe Noncompete Agreement"); and

     WHEREAS, the Board of Directors deem it desirable and in the best interests that the Company enter into the Tebbe Noncompete Agreement.

     NOW, THEREFORE, BE IT RESOLVED, that the Tebbe Noncompete Agreement, in the form attached hereto as Exhibit K, is hereby approved.



                           General Authority
                           -----------------

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company to take such steps and do all acts and things, including, without limitation, the execution and delivery of any additional agreement, document, certificate or instrument, that is contemplated under, or necessary or appropriate in connection with, the foregoing recitals and resolutions and the transactions contemplated thereby, each such additional agreement, document, certificate or instrument to be in form and content acceptable to the signing officer, his or her approval of which shall be conclusively evidenced by his or her execution and delivery thereof.


                          Ratification of Acts
                          --------------------

     FURTHER RESOLVED, that any and all actions taken by any officer or director of the Company in the name and on behalf of the Company in negotiating, executing, attesting or acknowledging any agreement, document, instrument or arrangement in connection with the transactions contemplated in the foregoing recitals and resolutions are hereby ratified, approved and confirmed.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 Counterparts
                                 ------------

     FURTHER RESOLVED, that this consent may be signed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall be deemed to be a single document.


Dated: June __, 1999



------------------------------               ------------------------------
John Oltman                                  Paul Yovovich



------------------------------               ------------------------------
John Kraft                                   Judith Hamilton



              Being all of the Members of the Board of Directors

                      WRITTEN CONSENT OF THE SHAREHOLDERS

                                      OF

                               LANTE CORPORATION
                               -----------------


     The undersigned, being shareholders of Lante Corporation, an Illinois corporation (the "Company"), do hereby consent and agree to the adoption of the following recitals and resolutions pursuant to Section 7.10(a)(i) of the Business Corporation Act of 1983 of the State of Illinois, in lieu of holding a special meeting of the shareholders:

          Amendment to Articles of Incorporation and Recapitalization
          -----------------------------------------------------------

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders that the Articles of Incorporation of the Company be amended to, among other things, change the capital stock structure of the Company to authorize one class of common stock and one class of preferred stock; and

     WHEREAS, in connection therewith, the Board of Directors has determined that it is in the best interests of the Company and its shareholders that the issued and outstanding shares of the voting Class A Common Stock, $.01 par value per share of the Company (the "Class A Common"), and the non-voting Class B Common Stock, $.01 par value per share (the "Class B Common"), be converted into and exchanged for shares of the Common Stock, $0.01 par value per share (the "New Common") on a one for one basis; and

     WHEREAS, the shareholders deem it desirable and in their best interests that the Articles of Incorporation of the Company be amended as recommended by the Board of Directors.

     NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Company be amended to, among other things, change the capital stock structure of the Company to authorize one class of common stock and one class of preferred stock.

     FURTHER RESOLVED, that the Amendment to the Articles of Incorporation of the Company, in substantially the form attached hereto as Exhibit A (the "Amendment"), is hereby approved.

     FURTHER RESOLVED, that President or any Vice President, together with the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute, deliver and file or cause to be filed with the Illinois Secretary of State the Amendment, in substantially the form approved herein, with such changes therein as the signing officers shall approve, the approval of which shall be conclusively evidenced by the execution, delivery and filing thereof.

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, empowered and directed, in the name and on behalf of the Company, to arrange for the recording of the Amendment with the Cook County Recorder.

     FURTHER RESOLVED, that upon filing of the Amendment, each issued and outstanding share of Class A Common shall be converted into and exchanged for one share of New Common.

     FURTHER RESOLVED, that upon filing of the Amendment, each issued and outstanding share of Class B Common shall be converted into and exchanged for one share of New Common.

     FURTHER RESOLVED, that upon receipt by the Company of the certificates representing the issued and outstanding Class A Common and Class B Common from the holders thereof, the proper officers of the Company shall execute and deliver to each such holder a new certificate or certificates representing the ownership of the New Common into which the outstanding Class A Common and Class B Common have been converted, and the New Common represented by such certificate or certificates shall be deemed to be fully paid and non-assessable.

     FURTHER RESOLVED, that there shall be no change to the paid-in capital of the Company in connection with the foregoing Amendment and conversion of shares.

                               General Authority
                               -----------------

     FURTHER RESOLVED, that the appropriate officers are hereby authorized, empowered and directed to take all steps and do all acts and things, including, without limitation, the execution and delivery of documents, as are or may become necessary or appropriate to effect the purposes and intents of the foregoing recitals and resolutions and the transactions contemplated thereby.

                             Ratification of Acts
                             --------------------

     FURTHER RESOLVED, that any and all actions taken by any officer or director of the Company in the name and on behalf of the Company in negotiating, executing, attesting or acknowledging any agreement, document, instrument or arrangement in connection with the transactions contemplated in the foregoing recitals and resolutions are hereby ratified, approved and confirmed.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 Counterparts
                                 ------------

       FURTHER RESOLVED, that this Written Consent may be signed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall be deemed to be a single document.

Dated: June __, 1999



--------------------------------------   --------------------------------------
Scott Smaller                            Pantelis Georgiadis



--------------------------------------   --------------------------------------
John Oltman                              Morton Meyerson



--------------------------------------   --------------------------------------
John Kraft                               John Landry



--------------------------------------   --------------------------------------
Michael Dell                             Mike Maples



--------------------------------------   --------------------------------------
Paul Yovovich                            Dan Lynch



--------------------------------------   --------------------------------------
Judy Hamilton                            John Meyer



--------------------------------------   --------------------------------------
Mark Tebbe, individually and             Ralph or Rose Tebbe
as Trustee of each of the Kira Tebbe
Irrevocable Trust and the Steven Tebbe
Irrevocable Trust


                      -Being shareholders of the Company-

                                   Exhibit A
                                   ---------

                    Amendment to Articles of Incorporation
                    --------------------------------------

                                   EXHIBIT A
                                   ---------

     Article Four of the Corporation's Articles of Incorporation is deleted and the following is inserted in lieu thereof:

     ARTICLE FOUR:

     Paragraph 1. The authorized shares shall be:

Class        Par Value Per Share    Number of Shares Authorized
-----        -------------------    ---------------------------
Common              $.01                    50,000,000
Preferred           $.01                    10,000,000

     Paragraph 2. The preferences, qualifications, limitations and restrictions and the special or relative rights of the shares of each class are:

Common Shares
-------------

     Each Common Share shall be entitled to one (1) vote in each matter submitted to a vote of shareholders. Subject to the rights of holders of any class or series of Preferred Shares, the board of directors of the corporation may declare a dividend on the Common Shares and the holders of Common Shares will share ratably in such dividend in proportion to the number of shares held by each. Subject to the right of holders of any class or series of Preferred Shares, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and after distribution in full of the preferential amounts to be paid to the holders of any class or series of Preferred Shares, the remaining assets of the corporation shall be distributed ratably among the holders of Common Shares in proportion to the number of shares held by each.

Preferred Shares
----------------

     The Preferred Shares authorized in Paragraph 1 of this Article Four may be issued from time to time in one or more series with such distinctive serial designations; and

          (a) may have such voting powers, full or limited, or may be without voting powers and may have such sinking fund provisions;

          (b) may be subject to redemption at such time or times and at such prices;

          (c) may be entitled to receive such dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of shares;

          (d) may have such rights and preferences upon dissolution of, or upon any distribution of the assets of, the corporation;

          (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or series of shares of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and

          (f) shall have such other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof,

as shall be permitted by statute and hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the board of directors pursuant to authority so to do which is hereby vested in the board of directors."

                              SCHEDULE 8.1(z)



Schedule of Shareholders of Lante Corporation following consummation of all transactions contemplated in Section 3.


--------------------------------------------------------
Series A Convertible Preferred Stock holders:

Frontenac VII Limited Partnership - 2,492,086 shares
Frontenac Masters VII Limited Partnership - 124,604 shares
Dell USA, L.P. - 707,214 shares

Total Series A Convertible Preferred Stock issued - 3,323,904 shares

--------------------------------------------------------

Common Stock holders:

Mark Tebbe - 6,912,500 shares
Kira Tebbe Irrevocable Trust - 656,250 shares
Steven Tebbe Irrevocable Trust - 656,250 shares
John Meyer - 196,875 shares
Scott Smaller - 188,737 shares
Ralph and Rose Tebbe - 50,000 shares
Pantelis Georgiadis - 1,000,000 shares
John Oltman - 500,000 shares
Morton Meyerson - 400,000 shares
Jack Kraft - 302,000 shares
John Landry - 200,000 shares
Michael Dell - 300,000 shares
Mike Maples - 200,000 shares
Paul Yovovich - 300,000 shares
Dan Lynch - 100,000 shares
Judy Hamilton - 100,000 shares

Total Common Stock issued - 12,062,612 shares

                     ----------------------------------------------------